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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Xplore Technologies Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Xplore Technologies Corp.
14000 Summit Drive, Suite 900
Austin, Texas 78728
(512) 336-7797

December 21, 2007

Dear Stockholder:

        You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation, to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Tuesday, January 15, 2008, at 9:00 a.m., local time.

        The principal business of the meeting will be to (i) elect five directors to serve until the 2008 annual meeting of stockholders, (ii) ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008, (iii) ratify and approve an amendment to our Amended and Restated Share Option Plan increasing the total number of shares of common stock issuable thereunder from 26,800,000 shares to 30,900,000 shares, (iv) approve the issuance of up to 392,903 shares of common stock to Martin E. Janis & Company Inc. for services to be rendered to us, (v) approve the issuance of a warrant to purchase up to 2,500,000 shares of common stock to Legend Merchant Group for services to be rendered to us and (vi) transact such other business as may properly come before the meeting and at any adjournment thereof.

        Along with the attached Proxy Statement, we have enclosed a copy of our 2007 Annual Report to Stockholders, which includes our audited financial statements as at and for the fiscal year ended March 31, 2007.

        If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date and return to us the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Very truly yours,

MICHAEL J. RAPISAND Corporate Secretary

Xplore Technologies Corp.
14000 Summit Drive, Suite 900
Austin, Texas 78728
(512) 336-7797

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2008

        The 2007 Annual Meeting of Stockholders of Xplore Technologies Corp., a Delaware corporation (the "Company"), will be held on Tuesday, January 15, 2008, at 9:00 a.m., local time, at 14000 Summit Drive, Suite 900, Austin, Texas 78728.

        The principal business of the Annual Meeting will be to (i) elect five directors to serve until the 2008 annual meeting of stockholders, (ii) ratify the appointment of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2008, (iii) ratify and approve an amendment to the Company's Amended and Restated Share Option Plan increasing the total number of shares of common stock issuable thereunder from 26,800,000 shares to 30,900,000 shares, (iv) approve the issuance of up to 392,903 shares of common stock to Martin E. Janis & Company Inc. for services to be rendered to the Company, (v) approve the issuance of a warrant to purchase up to 2,500,000 shares of common stock to Legend Merchant Group for services to be rendered to the Company and (vi) transact such other business as may properly come before the meeting and at any adjournment thereof.

        Stockholders of record at the close of business on December 10, 2007, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. Stockholders of record of the Company's common stock and preferred stock may vote their shares by completing and returning the enclosed proxy card. This proxy is being solicited by the Board of Directors of the Company.

By order of the Board of Directors,

MICHAEL J. RAPISAND Corporate Secretary

December 21, 2007

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

TABLE OF CONTENTS

Page
ANNUAL MEETING	1
PROPOSAL 1—ELECTION OF BOARD OF DIRECTORS	3
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
PROPOSAL 3—APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER XPLORE'S AMENDED AND RESTATED SHARE OPTION PLAN FROM 26,800,000 TO 30,900,000 SHARES	8
PROPOSAL 4—APPROVAL OF ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO MARTIN E. JANIS & COMPANY INC.	10
PROPOSAL 5—APPROVAL OF ISSUANCE OF WARRANT TO LEGEND MERCHANT GROUP	11
CORPORATE GOVERNANCE	12
EXECUTIVE COMPENSATION	15
TRANSACTIONS WITH RELATED PERSONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
EQUITY COMPENSATION PLAN INFORMATION	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
OTHER MATTERS	35
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING	35
ANNUAL REPORT	36
EXHIBITS:
EXHIBIT A—AMENDED AND RESTATED SHARE OPTION PLAN	A-1
EXHIBIT B—FORM OF PROXY CARD	B-1
EXHIBIT C—FORM OF RESOLUTIONS FOR PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5	C-1

i

XPLORE TECHNOLOGIES CORP.
14000 Summit Drive, Suite 900
Austin, Texas 78728
(512) 336-7797

PROXY STATEMENT

ANNUAL MEETING

General Information

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Xplore Technologies Corp. (we, us, Xplore, or our company) for use at the 2007 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, to be held at our executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on Tuesday, January 15, 2007, at 9:00 a.m., local time, and any adjournment thereof. The matters to be considered and acted upon at the Annual Meeting are set forth in the attached Notice of Annual Meeting. This proxy statement, the Notice of Annual Meeting and the form of proxy are first being mailed to stockholders on or about December 22, 2007.

Record Date

        Our board of directors has fixed December 10, 2007 as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common and/or preferred stock held and shown as registered in such holder's name on the list of stockholders prepared as of the close of business on the record date. We will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting, for examination by any stockholder during ordinary business hours, at our executive offices, from January 4, 2008 until the Annual Meeting

Quorum and Required Vote

        As of December 10, 2007, 68,081,913 shares of our common stock, 63,178,777 shares of our Series A Preferred Stock, 9,588,513 shares of our Series B Preferred Stock and 15,274,000 shares of our Series C Preferred Stock were issued and outstanding and entitled to be voted at the meeting. Each share of common and preferred stock has the right to one vote on each matter that properly comes before the Annual Meeting. The presence, in person or by proxy, of the holders of record of capital stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum.

        Election of Directors.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Three directors are to be elected by the holders of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and two directors are to be elected by the holders of our Series A Preferred Stock, voting as a separate class (as described below under "Proposal 1—Election of Directors"). Abstentions and broker non-votes will not be counted as having been voted in favor of a nominee. Stockholders may not cumulate votes in the election of directors.

        Other Proposals.    The affirmative vote of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, is required to approve each such proposal other than the election of directors.

Abstentions and Broker "Non-Votes"

        Stockholders and brokers returning proxies or attending the meeting who abstain from voting will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of directors or the approval of any other matter. Broker non-votes (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

Appointment of Proxies

        Stockholders who are unable to attend the meeting and vote in person may still vote by appointing a proxyholder. The persons specified in the enclosed form of proxy are officers of Xplore. A stockholder has the right to appoint a person, who need not be a stockholder, to represent such stockholder at the meeting (or any adjournment thereof) other than the persons specified in the enclosed form of proxy. Such right may be exercised by striking out the persons named as proxies and designating another person. For stockholders who wish to appoint a proxyholder, the completed form of proxy must be mailed in the enclosed envelope and received by us at the address on the proxy envelope no later than January 11, 2008.

        Inquiries regarding proxy forms can be made to our transfer agent, Equity Transfer & Trust Company, Investor Services Dept., 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1, or by telephone at (416) 361-0930 ext. 238.

Voting of Proxies

        The persons designated in the enclosed form of proxy will vote the shares in respect of which they are appointed proxy in accordance with the instructions of the stockholder as indicated on the proxy and, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In absence of any such instructions, shares represented by such proxies will be voted at the Annual Meeting (i) FOR the election of the nominees for directors named below, (ii) FOR the ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2008, (iii) FOR the ratification and approval of an amendment to the Company's Amended and Restated Share Option Plan increasing the total number of shares of common stock issuable thereunder from 26,800,000 shares to 30,900,000 shares, (iv) FOR the issuance of up to 392,903 shares of common stock to Martin E. Janis & Company Inc., and (v) FOR the issuance of a warrant to purchase up to 2,500,000 shares of common stock to Legend Merchant Group.

        The enclosed form of proxy, when properly signed, confers discretionary authority upon the representatives designated therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the form of proxy will be entitled to vote on those matters for you. As of the date of this proxy statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

        A registered holder of common or preferred stock who has given a proxy may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Xplore's Corporate Secretary at 14000 Summit Drive, Suite 900, Austin, Texas 78728, by subsequently delivering another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy. A non-registered stockholder who wishes to revoke a voting instruction form should contact his broker, trustee or nominee for instructions.

Cost of Proxy Solicitation

        We will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the our common and preferred stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of the common and preferred stock by the Company's officers and other employees (at no additional compensation). Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone, by facsimile or by electronic communication.

PROPOSAL 1—
ELECTION OF BOARD OF DIRECTORS

General

        Action will be taken at the Annual Meeting for the election of three directors, to be elected by the holders of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, and two directors, to be elected by the holders of our Series A Preferred Stock, voting as a separate class (as described below).

        The persons named in the enclosed proxy card will vote to elect each of the nominees as a director, unless the proxy is marked otherwise. Each of the nominees is currently a director. Each nominee has indicated a willingness to serve as a director, if elected. If any nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director is related by blood, marriage or adoption to any other director or executive officer.

Information Regarding Nominees to the Board of Directors

        The following table provides information regarding each nominee to our board of directors.

Name	Age	Position
Philip S. Sassower	68	Chief Executive Officer and Chairman of the Board
Francis J. Elenio	41	Director
Andrea Goren	40	Director
Thomas F. Leonardis	63	Director
Brian Usher-Jones	61	Director

        All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

        Philip S. Sassower has served as our Chief Executive Officer since February 2006 and has been a director of our company and served as Chairman of the Board of Directors since December 2004. Mr. Sassower is the Chief Executive Officer of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. Mr. Sassower has also been Chief Executive Officer of Phoenix Enterprises LLC, a private equity firm, and has served in that capacity since 1996. Mr. Sassower served as Chairman of the Board of Communication Intelligence Corp., an electronic signature solution provider, from 1998 to 2002 and Chairman of the Board of Newpark Resources, Inc., an environmental services company, from 1987 to 1996. Mr. Sassower is co-manager of the managing member of Phoenix Venture Fund LLC, our principal shareholder.

        Francis J. Elenio has been a director of our company since November 2007. Mr. Elenio is Chief Financial Officer of Premier Wealth Management, Inc., a wealth management company focused on medium and high net worth individuals, and has served in that position since September 2007. In addition, Mr. Elenio is Chief Financial Officer of Wilshire Enterprises, Inc., a real estate investment and management company, and has served in that position since September 2006. Previously, Mr. Elenio was Chief Financial Officer of WebCollage, Inc., an internet content integrator for manufacturers, from March 2006 through August 2006. From November 2005 through March 2006, Mr. Elenio was interim Chief Financial Officer of TWS Holdings, Inc., a business process outsourcing company. From April 2004 until November 2005, Mr. Elenio was Chief Financial Officer and Director for Roomlinx, Inc., a provider of wireless high speed internet access to hotels and conference centers. From January 1999 to August 2003, Mr. Elenio served as Chief Financial Officer, Secretary and Treasurer of GoAmerica, Inc., a provider of wireless communications products and services.

        Andrea Goren has been a director of our company since December 2004. Mr. Goren is Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003 and has been associated with Phoenix Enterprises LLC since January 2003. Prior to that, Mr. Goren served as Vice President of Shamrock International, Ltd., a private equity firm, from June 1999 to December 2002. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC, our principal shareholder.

        Thomas F. Leonardis has been a director of our company since June 2005. Mr. Leonardis has been President and Chief Executive Officer of Ember Industries, Inc., a contract electronics manufacture, since November 2001. Mr. Leonardis has been a director of DataMetrics Corporation, a designer and manufacturer of rugged electronic products, since November 2001.

        Brian Usher-Jones has been a director of our company since 1996. Since 1992, Mr. Usher-Jones has been self-employed as a merchant banker. Mr. Usher-Jones is currently a director of Wireless Age Communications Inc. From November 2000 to September 2006, Mr. Usher-Jones served as Chairman and Chief Executive Officer of Oromonte Resources Inc., a mining exploration company. From November 2002 to September 2005, Mr. Usher-Jones served as Chairman of Greenshield Resources Ltd., a mining exploration company. From April 1997 to June 2004, Mr. Usher-Jones served as a director of Calvalley Petroleum Inc., an oil exploration company. From June 2001 to July 2004, Mr. Usher-Jones served as a director of Pivotal Self-Service Technologies Inc., which installs ATM machines. From January 2001 to December 2003, Mr. Usher-Jones served as Chairman of International Vision Direct, an internet seller of contact lenses. Mr. Usher-Jones served as Treasurer and Interim Chief Financial Officer of our company from August 1996 to November 1997 and from August 2001 to December 2001.

Information Regarding Our Non-Director Executive Officers

        The following table provides information regarding our non-director executive officers.

Name	Age	Position
Mark Holleran	50	President and Chief Operating Officer
Michael J. Rapisand	48	Chief Financial Officer and Corporate Secretary
Gregory E. Arends	49	Vice President of Engineering
Randy Paramore	51	Vice President of Supply Chain

        Mark Holleran has served as our President and Chief Operating Officer since February 2006. Mr. Holleran served as Vice President of Sales from April 2003 to February 2006. Prior to joining us, Mr. Holleran was a consultant with the consulting firm of Cox Consulting Ltd. from 2002 to 2003. Prior to that, Mr. Holleran served as President and Chief Executive Officer of Wavestat Wireless Inc., a developer of wireless products, from 2000 to 2002. Mr. Holleran served as Vice-President—Sales and Marketing at Cabletron Systems of Canada from 1996 to 1999.

        Michael J. Rapisand has served as our Chief Financial Officer and Corporate Secretary since August 2004. Prior to joining us, Mr. Rapisand served as Chief Financial Officer of TippingPoint Technologies, Inc., a network-based security hardware manufacturer, from October 2002 to March 2004. Prior to that, Mr. Rapisand served as Chief Financial Officer and Vice President of ThinkWell Corporation, a publishing company, from October 2001 to September 2002. From March 1997 to July 2001, Mr. Rapisand served as Finance Director of Dell Inc. In October 2006, Mr. Rapisand became a director of DataMetrics Corporation, a designer and manufacturer of rugged electronic products.

        Gregory E. Arends has served as our Vice President of Engineering since March 2006. Prior to joining us, Mr. Arends was Engineering Manager at Grayhill, Inc., a manufacturer of switches, keypads and mobile computers, from February 2002 to March 2006.

        Randy Paramore has served as our Vice President of Supply Chain since December 2007. Mr. Paramore joined us in June 2006 as our Director of Supply Chain and was recently promoted to Vice President. Prior to joining us, Mr. Paramore was Vice President of Supply Chain and Customer Service Operations at Alienware, a manufacturer of high-performance computer gaming systems, from 2004 to 2006. Mr. Paramore started his career in 1989 at Compaq Computer Corp., which was subsequently acquired by The Hewlett-Packard Company in 2002. Mr. Paramore rose to the level of Senior Manager of Service Project Management and Hardware Delivery at Hewlett-Packard and served in that position from 2003 to 2004.

Series A Directors

        Pursuant to the terms of our Certificate of Incorporation, the holders of record of a majority of the voting power of the Series A Preferred Stock, voting as a separate class, are entitled to elect two directors of our company, which we refer to as the Series A Directors, so long as at least 10% (6,347,290 shares) of the originally issued shares of Series A Preferred Stock remain outstanding. Philip S. Sassower beneficially owns 13,676,370 shares of Series A Preferred Stock and Phoenix Venture Fund LLC (Mr. Sassower and Andrea Goren are the co-managers of the managing member of Phoenix Venture Fund) beneficially owns 31,032,014 shares of Series A Preferred Stock. Thus, together Mr. Sassower and Phoenix Venture Fund beneficially own 70.8% of the voting power of the Series A Preferred Stock. Accordingly, it is expected that at the Annual Meeting the holders of our Series A Preferred Stock will re-elect Mr. Sassower and Mr. Goren to serve as the Series A Directors.

Vote Required

        The affirmative vote of a plurality of the votes cast by those holders present in person, or represented by proxy, and entitled to vote, is required to elect directors, other than the Series A Directors, who are elected by the holders of a majority of the voting power of our Series A Preferred Stock. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

        If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

Recommendation

        Our board of directors recommends a vote FOR the election to the board of directors of each nominee to our board of directors.

PROPOSAL 2—
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our board of directors, upon the recommendation of our audit committee, has selected PMB Helin Donovan, LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2008. Our board of directors has determined that the selection of PMB Helin Donovan, LLP should be submitted to the stockholders for ratification. A representative of PMB Helin Donovan, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Change in Accountants

        Mintz & Partners LLP, located in North York, Ontario, served as our independent registered public accounting firm for our fiscal years ended March 31, 2005, 2006 and 2007. On December 7, 2007, we notified Mintz & Partners that we intended to engage PMB Helin Donovan, LLP, located in Austin, Texas, as our new independent registered public accounting firm and thereby were terminating our relationship with Mintz & Partners. The decision to change independent registered public accounting firms was approved by our audit committee. A representative of Mintz & Partners is not expected to be present at the Annual Meeting.

        Mintz & Partners' reports on our financial statements for the years ended March 31, 2006 and March 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles. During our last two fiscal years and the subsequent interim period preceding Mintz & Partners' termination, there were no reportable events or disagreements with Mintz & Partners on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mintz & Partners would have caused it to make reference to the subject matter of the disagreements in connection with its report.

        We engaged PMB Helin Donovan, LLP as our independent registered public accounting firm on December 7, 2007. Our audit committee authorized and approved the engagement of PMB Helin Donovan. During our last two fiscal years, and the subsequent interim period prior to engaging PMB Helin Donovan, neither we nor anyone on our behalf consulted PMB Helin Donovan regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter regarding us that was a reportable event.

Principal Accountant Fees and Services

  Principal Accountant Fees

        The following table summarizes the fees of Mintz & Partners billed to us for each of the last two fiscal years:

Fee Category	Fiscal Year 2007	% of Total	Fiscal Year 2006	% of Total
Audit Fees(1)	$192,447	61%	$286,536	99%
Audit-Related Fees(2)	—	—	—	—
Tax Fees(3)	22,252	7%	3,352	1%
All Other Fees(4)	98,905	32%	—	—

Total Fees	$313,604	100%	$289,888	100%

(1)
Audit Fees consist of amounts billed for professional services performed for the audit of our annual financial statements and review of quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. Included in these amounts are billings of $76,936 made during the fiscal year ended March 31, 2007 and $199,396 made during the fiscal year ended March 31, 2006 relating to the restatement of our Canadian GAAP 2002, 2003 and 2004 annual financial statements and 2004, 2005 and first quarter of 2006 interim financial statements.

(2)
No fees were billed by Mintz & Partners for assurance and related services reasonably related to the performance of the audit or review of our financial statements, other than Audit Fees, during the last two fiscal years.

(3)
Tax Fees consist of amounts billed for professional services performed with respect to tax compliance, tax advice and tax planning. Mintz & Partners billed us $22,252 during the year ended March 31, 2007 and $3,352 during the year ended March 31, 2006, respectively, for services performed with respect to tax compliance.

(4)
Mintz & Partners billed us $98,905 for services rendered with respect to our domestication.

  Pre-approval Policy

        All of the audit and non-audit services performed by Mintz & Partners in connection with billings rendered in fiscal years 2007 and 2006 were approved by our audit committee. Our audit committee has adopted a policy requiring pre-approval of all audit and non-audit services, other than certain de minimis non-audit services, to be performed by our independent registered public accounting firm. In accordance with that policy, our audit committee may delegate to one of its members the approval of such services. In such cases, the items approved will be reported to the audit committee at its next scheduled meeting following such pre-approval.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, whether in person or by proxy, is required to ratify the appointment of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

Recommendation

        Our board of directors recommends that the stockholders vote FOR the ratification of the appointment of PMB Helin Donovan, LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2008.

PROPOSAL 3—
APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK AVAILABLE UNDER XPLORE'S AMENDED AND RESTATED
SHARE OPTION PLAN FROM 26,800,000 TO 30,900,000 SHARES

General

        The grant of long-term incentives in the form of stock options is an integral part of our compensation program. Our Amended and Restated Share Option Plan, which we refer to as the Option Plan, is intended to advance the interests of our company and its stockholders by providing officers, directors, employees and consultants, through the grant of options to purchase shares of common stock, with a larger personal and financial interest in the success of our company. Our board of directors also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of our company.

Purpose of the Proposal

        Our stockholders are being asked to approve and ratify an increase to the maximum number of shares reserved for issuance under the Option Plan. On December 7, 2007, our board of directors, upon the recommendation of the compensation committee, approved and adopted an amendment to the Option Plan to increase the maximum number of shares of common stock reserved for issuance under the Option Plan by 4,100,000 shares to a total of 30,900,000, subject to the approval of our stockholders at the 2007 annual meeting of stockholders.

        The purpose of the proposed increase in shares reserved for issuance under the Option Plan is to provide sufficient shares for future option grants to officers, directors, employees and consultants of our company. Our board of directors and compensation committee believe it is prudent to increase the number shares available for future option grants so as to continue to grant options, which is a critical part of long-term compensation.

        As of December 10, 2007, there were options to purchase an aggregate of 11,054,004 shares of common stock (which represents 16.2% of our total issued and outstanding shares of common stock and 7.1% of our total issued and outstanding shares of common and preferred stock) outstanding under the Option Plan, of which, 4,878,185 have fully vested. Currently there are 26,800,000 shares of common stock authorized for issuance under the Option Plan. This represents 39.4% of the our currently issued and outstanding shares of common stock (or 17.2% of our total issued and outstanding shares of common and preferred stock) as of the record date. The proposed amendment would increase the number of shares of common stock authorized to be issued under the Option Plan to 30,900,000 or 45.4% of our currently issued and outstanding shares of common stock (or 19.8% of our total issued and outstanding shares of common and preferred stock) as of the record date.

Description of the Option Plan

        Pursuant to the terms of the Option Plan, our board of directors is authorized, from time to time in its discretion, to issue to directors, officers, employees and consultants of our company and its affiliates options to acquire shares of common stock of our company at such prices as may be fixed by our board of directors at that time; provided, however, that the option exercise price shall in no circumstances be lower than the closing price of our common stock on the Toronto Stock Exchange prior to the date the option is granted. Options granted under the Option Plan are generally non-assignable, generally exercisable for a term not exceeding five years (although the term may be for up to 10 years) and generally vest over a three year period in three annual installments, as determined by our board of directors.

        The number of shares of common stock issuable upon exercise of options granted to our directors and executive officers pursuant to the Option Plan cannot at any time exceed 10% of our total issued and outstanding shares of common and preferred stock, and the number of shares issued to such persons within any one year period under the Option Plan cannot exceed 10% of our total issued and outstanding shares.

        Subject to certain specific listed exceptions and to any express resolution passed by our board of directors with respect to an option granted under the Option Plan, an option and all rights to purchase shares of common stock shall expire and terminate:

  •
  six months after the optionee retires or terminates his employment or directorship with the consent of our board of directors under circumstances equating to retirement;

  •
  immediately upon the optionee ceasing to be a director, officer, employee or consultant of our company or its affiliates for cause or in 90 days for any reason other than for cause;

  •
  immediately upon the optionee committing an act of bankruptcy or the commencement of any proceeding against the optionee under any applicable bankruptcy or insolvency laws, which proceeding remains undismissed for a period of thirty (30) days; or

  •
  in the event of the death of the optionee, the lesser of three months from the probate of the optionee's will or one year after the optionee's death.

        Our board of directors may amend the Option Plan at any time, provided, however, that no such amendment may materially and adversely affect any option previously granted under the Option Plan without the consent of the holder of the option, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which our shares of common stock are listed for trading. Without limiting the generality of the foregoing, our board of directors may, without stockholder approval, make amendments to the Option Plan for any of the following purposes:

  •
  changing the eligibility for and limitations on participation in the Option Plan;

  •
  changing the terms on which options may be granted and exercised including, the provisions relating to exercise price, vesting, expiration, assignment and certain adjustments made in connection with a change of control of our company, a merger or consolidation with another company, the sale of all or substantially all of our assets, or any provisions concerning the effect of the termination of an optionee's employment on such optionee's options;

  •
  making any addition to, deletion from or alteration of the provisions of the Option Plan that is necessary to comply with applicable law or the requirements of any regulatory authority or stock exchange;

  •
  correcting or rectifying any ambiguity, defective provision, error or omission in the Option Plan; and

  •
  changing the provisions relating to the administration of the Option Plan;

provided, that if any such amendment would lead to a significant or unreasonable dilution of our outstanding common stock or provide additional material benefits to insiders, stockholder approval of such amendment must be obtained.

        In June 2007, our board of directors amended the Option Plan to allow for the assignment of options granted under the Option Plan to any spouse or former spouse of the optionee pursuant to the terms of a decree of divorce or divorce settlement. In December 2007, our board of directors amended the Option Plan to delete a provision that prohibited options from being granted to an optionee if the total number of shares of common stock issuable to such person under the Option Plan would exceed 5% of our total issued and outstanding shares of common stock, as such provision was no longer required under the rules of the Toronto Stock Exchange. Stockholder approval of these amendments to the Option Plan was not obtained as such approval was not required under the terms of the Option Plan.

        A copy of the Option Plan is attached to this proxy statement as Exhibit A.

New Plan Benefits

        The amount, if any, of options to be awarded to officers, directors, employees and consultants under the Option Plan will be determined in the future discretion of our board of directors and is not presently determinable. Information regarding option awards to our named executive officers and directors in fiscal year 2007 and options held by such officers and directors at March 31, 2007 is provided in the Grants of Plan-Based Awards During Fiscal Year 2007 table, the Outstanding Equity Awards at 2007 Fiscal Year-End table and the Fiscal 2007 Director Compensation table in the "Executive Compensation" section of this proxy statement.

Vote Required

        In accordance with the rules of the Toronto Stock Exchange, the affirmative vote of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, whether in person or by proxy, other than votes attached to the 54,453,155 shares of voting stock beneficially owned, directly or indirectly, by our directors, executive officers and their respective affiliates and associates, is required to ratify and approve the amendment to increase the maximum number of shares reserved for issuance under the Option Plan from 26,800,000 shares to 30,900,000 shares.

Recommendation

        Our board of directors recommends that the stockholders vote FOR the ratification and approval of the amendment to increase the maximum number of shares reserved for issuance under the Option Plan from 26,800,000 shares to 30,900,000 shares.

PROPOSAL 4—
APPROVAL OF ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO
MARTIN E. JANIS & COMPANY INC.

General

        Martin E. Janis & Company Inc., which we refer to as Martin Janis, has historically provided us with investor relation services and has been compensated for such services with shares of common stock in lieu of cash. Martin Janis agreed to this form of compensation as a means to assist us in the preservation and utilization of our cash resources. The issuance of shares of common stock for such services requires stockholder approval under the rules of the Toronto Stock Exchange.

        On December 17, 2007, we entered into an investor relations agreement with Martin Janis relating to the one year period from December 15, 2007 to December 14, 2008. Under the terms of the agreement, Martin Janis will be compensated by the issuance, in 12 monthly installments, of an aggregate of up to 392,903 shares of our common stock for services to be rendered during that period.

In accordance with the terms of the agreement, the total number of shares of common stock issuable to Martin Janis was determined by dividing $120,000 by the volume weighted average trading price of our common stock on the Toronto Stock Exchange for the five trading days immediately preceding December 15, 2007.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, whether in person or by proxy, is required to approve the issuance of up to 392,903 shares of common stock to Martin E. Janis & Company Inc.

        In accordance with the rules of the Toronto Stock Exchange, the proposed issuance of common stock to Martin Janis must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, excluding votes cast by Martin Janis and its affiliates and associates. To our knowledge, as of November 30, 2007, there were 322,995 shares of common stock held, directly or indirectly, by Martin Janis and its affiliates and associates, which will not be counted for purposes of determining such approval.

Recommendation

        Our board of directors recommends that the stockholders vote FOR the approval of the issuance of up to 392,903 shares of common stock to Martin E. Janis & Company Inc.

PROPOSAL 5—
APPROVAL OF ISSUANCE OF WARRANT TO
LEGEND MERCHANT GROUP

General

        In July 2007, we entered into an engagement letter with Legend Merchant Group, which we refer to as LMG, whereby LMG agreed to serve as a financial and strategic advisor to assist us in financing our growth and product development, generating business development opportunities, improving the positioning and visibility of our company to the investment community and identifying and advising us on merger and acquisition opportunities. In exchange for these services, we agreed to pay LMG an advisory fee of $90,000, payable over a period of nine months, and to issue to LMG a warrant to purchase up to 2,500,000 shares of common stock (which represents 3.7% of our total issued and outstanding shares of common stock and 1.6% of our total issued and outstanding shares of common and preferred stock as of the record date). The agreement has an initial term of nine months that automatically renews on a month-to-month basis until terminated by either party. The issuance of the warrant for such services requires stockholder approval under the rules of the Toronto Stock Exchange. In addition, LMG acted as one of our selling agents in connection with our recent offering of Series C Preferred Stock and received a commission of $35,640 and a warrant to purchase 71,280 shares of our common stock. The warrant has an exercise price of $0.50 per share and expires on September 21, 2009.

        The warrant was issued on August 8, 2007 with an exercise price of $0.45 per share and will expire on August 8, 2010. Subject to stockholder approval, 500,000 warrant shares will vest upon stockholder approval and 500,000 warrant shares will vest every six months commencing on February 8, 2008; provided, however, that such unvested warrant shares will cease to vest upon termination of the engagement by the us at any time. However, if we consummate a merger or acquisition transaction prior to the termination of the engagement, all unvested warrant shares will automatically vest. The warrant has standard provisions for the adjustment of the exercise price to prevent dilution, including if we issue additional securities at a purchase price less than the then current exercise price of the warrant.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our voting stock (which consists of our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), voting together as a single class, whether in person or by proxy, is required to approve the issuance of a warrant to purchase up to 2,500,000 shares of common stock to LMG.

        In accordance with the rules of the Toronto Stock Exchange, the issuance of the warrant to LMG must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, excluding votes cast by LMG and its affiliates and associates. To our knowledge, as of November 30, 2007, there were no shares of common stock held, directly or indirectly, by LMG and its affiliates and associates.

Recommendation

        Our board of directors recommends that the stockholders vote FOR the approval of the issuance of a warrant to purchase up to 2,500,000 shares of common stock to LMG.

CORPORATE GOVERNANCE

Director Independence

        We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The Nasdaq Stock Market, considered whether any director has a material relationship with us that could interfere with his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, we determined that Francis J. Elenio, Thomas F. Leonardis and Brian Usher-Jones are "independent directors" as defined under the rules of The Nasdaq Stock Market, and that Andrea Goren, a member of our compensation committee, is not an independent director as defined under the rules of The Nasdaq Stock Market.

Board Meetings and Attendance

        Our board met six times during our 2007 fiscal year. During fiscal year 2007, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served. We do not have a policy with regard to board members' attendance at our annual meetings. Philip S. Sassower, our Chairman of the Board and Chief Executive Officer, attended our 2006 annual meeting of stockholders.

Board Committees

        Our board has established four standing committees—audit, compensation, corporate governance and executive.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

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  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting and disclosure controls and procedures;

  •
  discussing our risk management policies;

  •
  meeting independently with our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules, which is included below in this proxy statement.

        The current members of our audit committee are Brian Usher-Jones, Francis J. Elenio and Thomas F. Leonardis. Our board of directors has determined that Brian Usher-Jones meets the criteria of an "audit committee financial expert" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Usher-Jones is an independent director as defined under the rules of The Nasdaq Stock Market. Mr. Usher-Jones' background and experience include being a chartered accountant and Chief Financial Officer of Nesbitt, Thomson and Company. Our audit committee met five times during our 2007 fiscal year. The audit committee's charter is posted on our web site at http://www.xploretech.com.

  Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

  •
  determining the compensation of our Chief Executive Officer and our President and Chief Operating Officer;

  •
  making recommendations to the board of directors with respect to the compensation of our other executive officers;

  •
  overseeing and administering our cash incentive plans;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included below in this proxy statement; and

  •
  preparing the compensation committee report required by SEC rules, which is included below in this proxy statement.

        The members of our compensation committee are Andrea Goren, Thomas F. Leonardis and Brian Usher-Jones. Our compensation committee met once during our 2007 fiscal year. Our compensation does not have a formal written charter.

  Corporate Governance Committee

        The corporate governance committee's responsibilities include:

  •
  to periodically review and evaluate the performance of all directors and the board as a whole;

  •
  to annually recommend the members proposed for re-election to the board;

  •
  to select new candidates for board memberships and to make recommendations to the board;

  •
  to consider annually the adequacy and form of compensation and benefits to be paid to the directors and make recommendations to the board;

  •
  to establish procedures to ensure that the board may meet independent of management and to review annually the membership and chairs of all committees of the board; and

  •
  to periodically review the mandate, powers and performance of the committees and make recommendations to the board.

        The members of our corporate governance committee are Philip S. Sassower and Brian Usher-Jones. Our corporate governance committee did not formally meet during our 2007 fiscal year, however, corporate governance matters were discuss at meetings of the full board of directors.

  Executive Committee

        The executive committee's function is to assist management, as needed, on operational day-to-day activities of the Company. The members of our executive committee are Philip S. Sassower and Andrea Goren. Our executive committee did not meet during our 2007 fiscal year.

Director Nomination Process

        The process followed by our corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board. The committee does not have a written charter.

        The corporate governance committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the board of directors.

        While the corporate governance committee has no formal policy with respect to the consideration of nominees recommended by stockholders, the committee will consider qualified nominees recommended by stockholders.

Audit Committee Report

        The audit committee has reviewed our audited financial statements for the fiscal year ended March 31, 2007 and discussed them with our management and registered public accounting firm.

        The audit committee has also discussed with our registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The audit committee has received the written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with our registered public accounting firm their independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2007.

By the Audit Committee of the Board of Directors

BRIAN USHER-JONES, CHAIRMAN
ANDREA GOREN
THOMAS F. LEONARDIS

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors

ANDREA GOREN, CHAIRMAN
THOMAS F. LEONARDIS
BRIAN USHER-JONES

Shareholder Communications

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know.

        Stockholders who wish to send communications on any topic to our board should address such communications to Board of Directors, Xplore Technologies Corp., Attn: Corporate Secretary, 14000 Summit Drive, Suite 900, Austin, Texas 78728.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The compensation of our executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our objectives, retain individuals who perform at or above our expectations and reward individuals fairly over time. Our executives' compensation has three primary components: base salary; an annual cash incentive bonus; and equity based compensation. In addition, we provide our executives with benefits that are generally available to our salaried employees.

        As a small company, we recognize that while we must pay salaries which help us attract and retain talented executives who will help our company grow, we must do so within budgetary constraints. We reward outstanding performance with cash bonuses which may be based on financial measures, such as revenue and EBITDA targets, and the achievement of strategic goals and corporate milestones. In addition, we reward our executives with equity based compensation as we believe equity compensation provides an incentive to our executive officers to build value for our company over the long-term and aligns the interests of our executive officers and shareholders. Generally, we use stock options as our equity based compensation because we believe that options generate value to the recipient only if the price of our common stock increases during the term of the option. Other than in the event of a change of control, the stock options granted to our executives vest solely based on the passage of time. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints, creating cash incentives which reward company-wide and individual performance and aligning the interests of our executive officers with those of our shareholders by providing our executive officers equity based incentives to ensure motivation over the long-term.

        Our board of directors has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We review the total compensation we pay our executives and we do not believe that compensation derived from one component should increase or reduce compensation from another component. We determine the appropriate level for each compensation component separately.

        We review annually our executive's cash compensation and option holdings to determine whether they provide adequate incentives and motivation to our executives and whether they adequately compensate them.

        We account for the equity compensation expense for our executives under the rules of SFAS No. 123(R), which require us to estimate and record an expense for each award of equity compensation over the service period of the award. We also record cash compensation as an expense at the time the obligation is accrued. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our executives at the time it becomes available to them.

Elements of Our Compensation Program

        The individual elements of our compensation program are as follows:

        Base Compensation.    It is our policy that the base salaries paid to our executive officers should reflect the individual responsibility and experience of the executive officer and the contribution that is expected from the executive officer. To date, our compensation committee has not specifically benchmarked the remuneration of our executive officers to that of other companies and has not established any peer groups for comparison purposes. In the past, the compensation of our named executive officers, other than Philip S. Sassower who receives no compensation for his services as Chief Executive Officer, was determined based on negotiations between us and the named executive officer. In each instance, the compensation for the executive officer was more than he received in his prior position. The compensation committee recently concluded a study to compare the remuneration of our executive officers to the remuneration for similar executives in the relevant labor markets. In the case of a newly hired executive officer, the individual's performance and compensation level in his prior positions will also be a determining factor. Base salaries are reviewed by the compensation committee on an annual basis to satisfy these criteria.

        During our 2007 fiscal year, the base salary of Mark Holleran, our President and Chief Operating Officer, was increased from $200,000 to $250,000 after his relocation from Canada to Austin, Texas, pursuant to the terms of his employment agreement. Also during our 2007 fiscal year, Michael J. Rapisand, our Chief Financial Officer, received a merit increase in his base salary from $145,000 to $180,000, and Gregory Arends, our Vice President of Engineering, received a merit increase in his base salary from $120,000 to $135,000.

        Cash Incentive Bonuses.    Our executive officers are eligible for annual incentive bonuses if they meet key financial and operational objectives. The payment of cash incentive bonuses to executive officers are based on our compensation committee's assessment of the performance of the company and each executive officer and generally are measured against financial objectives, strategic goals and corporate milestones. These financial, strategic and corporate objectives may include revenue and EBITDA targets, product development objectives and corporate milestones such as the completion of financings. Our compensation committee may in its discretion award a cash incentive bonus to an executive officer for partial achievement of such executive officer's objectives. The total amount of the cash incentive bonus available to an executive officer is either based upon a percentage of such executive officer's base salary or a fixed dollar amount. Bonuses are reviewed by the compensation committee on an annual basis. Furthermore, in recognition of an executive officer's exceptional performance our board of directors may award a performance bonus in excess of that executive officer's maximum cash incentive bonus.

        Each of our executive officers (other than Philip S. Sassower) participates in his own individual Management by Objectives plan, which we refer to as a MBO plan. Under the terms of Mark Holleran's MBO plan, in fiscal 2007 Mr. Holleran had the opportunity to earn a cash bonus of up to 100% of his base salary based on his achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), new product development (15%), additional financings (10%), retention of staff (7.5%) and hiring new employees (7.5%). Under the terms of Michael J. Rapisand's MBO plan, in fiscal 2007 Mr. Rapisand had the opportunity to earn a cash bonus of up to 40% of his base salary based on his achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), additional financings (20%) and completion of our corporate migration (20%). Under the terms of Gregory Arends' MBO plan, in fiscal 2007 Mr. Arends had the opportunity to earn a cash bonus of up to $50,000 based on his achievement of objectives in the following weighted categories: new product development (25%), current product innovations (25%), revenues (20%), EBITDA performance (15%) and hiring new employees (15%).

        Our compensation committee did not establish all of the quantitative targets to be achieved by us or our executive officers in connection with the payment of the cash incentive bonuses listed above for fiscal year 2007. As a result, no mathematical formula was used in determining cash incentive bonuses for our executive officers. Instead, the annual cash incentive bonuses were paid within the discretion of our compensation committee and the compensation committee considered the factors listed in each executive officer's MBO plan in determining the annual cash inventive bonus earned by each executive officer.

        Equity Based Compensation.    We use stock options to reward long-term performance and to ensure that our executive officers have a continuing stake in our long-term success. Authority to make stock option grants to our executive officers rests with our board of directors. In determining the size of stock option grants, our board of directors considers our actual performance against our strategic plan, individual performance, the extent to which shares subject to previously granted options are vested and the recommendations of our Chief Executive Officer and other members of senior management.

        We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. We grant stock options at regularly scheduled meetings of our board of directors. While the authority to make equity grants to our executive officers rests with our board of directors, our board does consider the recommendations of our Chief Executive Officer and other members of senior management in determining the grants of equity awards. All stock options granted have an exercise price equal to the closing price of our common stock on the Toronto Stock Exchange on the date that the grant action occurs.

        With respect to establishing compensation for our executive officers, we do not have any formal policies in determining how specific forms of compensation are structured or implemented to reflect the individual performances and/or individual contributions to the specific items of our company's performance. In addition, we have no policies regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which such award or payment was based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of our board of directors following such employee's hire date. We do not have any program, plan or practice to time stock options grants with the release of material non-public information. We do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

        On August 29, 2006, our board of directors awarded to our named executive officers and directors a grant of options intended to compensate them for the dilution to their previous issued options which occurred as a result of our May 2006 recapitalization, pursuant to which we issued over 55.5 million shares of Series A Preferred Stock in exchange for approximately $18.9 million of debt.

Employment Agreements

Mark Holleran

        On June 30, 2006, we entered into an employment agreement with Mark Holleran, our President and Chief Operating Officer. The agreement is for a period of two years, and may be renewed for an additional one year period. In consideration for his services, during the term Mr. Holleran is entitled to receive a base salary, currently of $250,000 per year, subject to any increase as may be approved by our board of directors. Mr. Holleran is also entitled to receive a performance bonus of up to 100% of his base salary based on his achievement of objectives in the following categories: revenues, hiring new employees, product development, retention of staff, EBITDA performance and additional financings. In addition, in our sole discretion, we may award Mr. Holleran additional performance bonuses in recognition of his performance. In connection with entering into the employment agreement, Mr. Holleran was awarded options to purchase 1.2 million shares of common stock at a price of $0.34 per share. The options will vest in equal annual installments over a period of three years. As part of this grant, Mr. Holleran agreed to the extinguishment of all options previously granted to him that did not vest on or before June 22, 2006.

        Mr. Holleran is also eligible to participate in a transaction bonus pool in the event of the sale of our company during the term of Mr. Holleran's employment agreement. The amount of the transaction bonus pool will be based upon the total consideration received by our stockholders from the sale of our company, less our transaction expenses. Mr. Holleran will be entitled to receive 50% of the total amount of the transaction bonus pool, while 30% will be allocated to our Chief Financial Officer and the remaining 20% will be distributed among our senior management team as decided by our board of directors.

        If we do not renew Mr. Holleran's employment agreement after the initial period of two years, he will be entitled to continue to receive his base salary for an additional period of one year, less any amounts he earns from any employment or self-employment during that time. Mr. Holleran will also be entitled to receive an amount equal to the average of his performance bonus paid to him during the term of his employment agreement. In addition, Mr. Holleran may be eligible to continue to participate in our group health plans during this one year period.

        As part of the employment agreement, we reimbursed Mr. Holleran $60,059 of his expenses incurred in connection with his relocation from Toronto, Canada to Austin, Texas. We also agreed that if we terminate Mr. Holleran's employment without cause during the term of his employment agreement, in addition to any payments due to him under the terms of the agreement, we will reimburse Mr. Holleran up to $80,000 of his expenses incurred in connection with his relocation back to Canada. The employment agreement also contains customary non-compete, non-solicitation, non-disparagement and confidentiality provisions.

Severance and Change in Control Benefits

        Mark Holleran, our President and Chief Operating Officer, has a provision in his employment agreement that gives him severance benefits if his employment is terminated without cause. In addition, his employment agreement provides for the acceleration of his then unvested options following a change in control of our company. Mr. Holleran will also receive a transaction bonus if our company is sold during the term of his employment. The amount of the transaction bonus will be based upon the total consideration received by our shareholders from the sale of our company, less our transaction expenses. Mr. Holleran will be entitled to receive 50% of the total amount of the transaction bonus pool that is eligible to be paid to our executives. In addition, under the terms of our transaction bonus pool, our Chief Financial Officer, Michael J. Rapisand, will receive 30% and the remaining 20% will be distributed among our senior management team as decided by our board of directors.

        We have chosen to provide these benefits to our executives because we believe we must remain competitive in the marketplace. These severance and acceleration provisions and estimates of these change of control and severance benefits are described in the section entitled "—Estimated Payments and Benefits Upon Termination or Change in Control" below.

Pension Benefits

        We do not sponsor any qualified or non-qualified defined benefit plans. We do maintain a 401(k) plan for our employees, including our executive officers, but, we do not match contributions made by our employees, including contributions made by our executive officers.

Nonqualified Deferred Compensation

        We do not maintain any non-qualified defined contribution or deferred compensation plans. Our board of directors may elect to provide our executive officers and employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

Other Benefits

        Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees.

Impact of Regulatory Requirements

        Deductibility of Executive Compensation.    Our executive officers' MBO plans and our stock option plan do not currently provide compensation that qualifies as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Accordingly, compensation in excess of $1 million paid to a named executive officer during any one year that is attributable to one of those arrangements would not currently be deductible for U.S. federal income tax purposes. We may, in the future, re-evaluate those plans and redesign them so that compensation attributable to one or both of those plans would qualify as "performance based compensation" within the meaning of Section 162(m) and would be deductible for U.S. federal income tax consequences.

        Accounting for Stock Based Compensation.    We began accounting for stock based payments in accordance with the requirements of FASB Statement 123(R) for the fiscal year ended March 31, 2004.

Stock Ownership Requirements

        We do not currently have any requirements or guidelines relating to the level of ownership of our common stock by our directors or executive officers.

Role of the Executive Officers in Determining Executive Compensation

        The compensation of our Chief Executive Officer (Philip S. Sassower) and President and Chief Operating Officer (Mark Holleran) is determined by our compensation committee. Mr. Sassower does not receive a salary in connection with his services as Chief Executive Officer. Mr. Holleran has no role in determining his own compensation. Our compensation committee consults with Mr. Sassower and the other members of our board in connection with Mr. Holleran's compensation and with Mr. Sassower, Mr. Holleran and the other members of our board with respect to the compensation for our other executive officers.

Summary Compensation Table for Fiscal Year 2007

        The following table sets forth the compensation earned by or awarded to, as applicable, our principal executive officer, principal financial officer and other executive officers during our fiscal year ended March 31, 2007, such officers are referred to herein as the "named executive officers."

Name and Principal Position	Year	Salary US($)	Bonus US($)		Option Awards US($)(1)	All Other Compensation US($)		Total US($)
Philip S. Sassower—Chief Executive Officer(2)	2007	—	—		55,004	3,750	(3)	58,754
Mark Holleran—President and Chief Operating Officer	2007	230,743	147,934	(4)	177,714	60,059	(5)	616,450
Michael J. Rapisand—Chief Financial Officer	2007	167,010	50,400	(6)	115,578	—		282,588
Gregory Arends—Vice President of Engineering	2007	132,308	20,500	(7)	50,624	65,780	(8)	269,212

(1)
Option award amounts included in this table reflect the compensation cost for the fiscal year ended March 31, 2007, related to all options granted to the named executive officer, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model.

(2)
Mr. Sassower does not receive a salary in connection with his services as our Chief Executive Officer. Mr. Sassower is the Chairman of the Board of Directors.

(3)
Represents fees paid to Mr. Sassower for attending meetings of our Board of Directors.

(4)
Represents bonus compensation earned by Mr. Holleran pursuant to his Management By Objectives (MBO) plan and a discretionary award granted by our board of directors for his efforts in managing our sales team. Under the terms of Mr. Holleran's MBO plan, in fiscal 2007 he had the opportunity to earn a cash bonus of up to 100% of his base salary ($250,000) based on the achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), new product development (15%), additional financings (10%), retention of staff (7.5%) and hiring new employees (7.5%). For purposes of our named executive officers' MBO plans, we define EBITDA as earnings before, interest, taxes, depreciation, amortization and non-cash transactions (such as stock compensation expense, services paid with stock and amortization of values assigned to warrants issued in financings).

(5)
Represents reimbursement for actual out-of-pocket relocation costs incurred by Mr. Holleran.

(6)
Represents bonus compensation earned by Mr. Rapisand pursuant to his MBO plan. Under the terms of Mr. Rapisand's MBO plan, in fiscal 2007 he had the opportunity to earn a cash bonus of up to 40% of his base salary ($72,000) based on his achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), additional financings (20%) and completion of our corporate migration (20%).

(7)
Represents bonus compensation earned by Mr. Arends pursuant to his MBO plan. Under the terms of Mr. Arends' MBO plan, in fiscal 2007 he had the opportunity to earn a cash bonus of up to $50,000 based on his achievement of objectives in the following weighted categories: new product development (25%), current product innovations (25%), revenues (20%), EBITDA performance (15%) and hiring new employees (15%).

(8)
Represents reimbursement for actual out-of-pocket relocation costs incurred by Mr. Arends.

Grants of Plan-Based Awards During Fiscal Year 2007

        The following table sets forth each grant of an award made to a named executive officer during our fiscal year ended March 31, 2007 under any of our incentive plans or equity plans.

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards C($/Sh)	Grant Date Fair Value of Stock and Option Awards C($)
Philip S. Sassower—Chief Executive Officer	8/29/2006	200,000	$0.44	$62,000
Mark Holleran—President and Chief Operating Officer	6/30/2006	1,200,000	$0.38	$312,000
	8/29/2006	1,566,668	$0.44	$485,667
Michael J. Rapisand—Chief Financial Officer	8/29/2006	830,000	$0.44	$257,300
Gregory Arends—Vice President of Engineering	6/20/2006	500,000	$0.31	$110,000
	8/29/2006	500,000	$0.44	$155,000

(1)
All options were granted under our Amended and Restated Share Option Plan.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table sets forth the equity awards outstanding at March 31, 2007 for each of the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised		Option Exercise Price C($)	Option Expiration Date
Philip S. Sassower—Chief Executive Officer	50,000	100,000	(1)	$0.93	06/21/2010
	50,000	150,000	(2)	$0.44	08/29/2011
Mark Holleran—President and Chief Operating Officer	175,000	—		$0.46	05/20/2008
	78,334	—		$0.56	01/06/2010
	113,334	—		$0.93	06/21/2010
		1,200,000	(3)	$0.38	06/30/2011
		1,566,668	(4)	$0.44	08/29/2011
Michael J. Rapisand—Chief Financial Officer	83,334	41,666	(5)	$1.12	08/11/2009
	528,750	176,250	(6)	$0.56	01/06/2010
	—	830,000	(7)	$0.44	08/29/2011
Gregory Arends—Vice President of Engineering		500,000	(8)	$0.31	06/20/2011
	—	500,000	(9)	$0.44	08/29/2011

(1)
50,000 options vested on June 21, 2007 and 50,000 options vest on June 21, 2008.

(2)
50,000 options vested on August 29, 2007, 50,000 options vest on August 29, 2008 and 50,000 options vest on August 29, 2009.

(3)
400,000 options vested on June 30, 2007, 400,000 options vest on June 30, 2008 and 400,000 options vest on June 30, 2009.

(4)
522,223 options vested on August 29, 2007, 522,223 options vest on August 29, 2008 and 522,222 options vest on August 29, 2009.

(5)
These options vested on August 11, 2007.

(6)
These options vest on January 6, 2008.

(7)
276,667 options vested on August 29, 2007, 276,667 options vest on August 29, 2008 and 276,666 options vest on August 29, 2009.

(8)
166,667 options vested on June 20, 2007, 166,667 options vest on June 20, 2008 and 166,666 options vest on June 20, 2009.

(9)
166,667 options vested on August 29, 2007, 166,667 options vest on August 29, 2008 and 166,666 options vest on August 29, 2009.

Option Exercises and Stock Vested

        None of our executive officers exercised any options during our fiscal year ended March 31, 2007.

Estimated Payments and Benefits Upon Termination or Change in Control

Holleran Employment Agreement

        The following table describes the potential payments and benefits payable to Mr. Holleran, our President and Chief Operating Officer, upon termination of his employment by us without cause, as if his employment terminated as of the March 30, 2007, the last business day of our last fiscal year. If Mr. Holleran's employment is terminated by us without cause, as a result of his death or disability, by us for cause or voluntary by Mr. Holleran, he is entitled to receive any earned or accrued, but unpaid, base compensation and bonus and all accrued but unused vacation days through the termination date.

Payments and Benefits	Termination by Company Without Cause(1)
Compensation:
Base salary(2)	$250,000	(4)
Performance bonus(3)	$147,934	(5)
Benefits and Perquisites:	$93,716	(6)

    (1)
    For purposes of Mr. Holleran's employment agreement, "cause" includes, among other things, (i) his willful failure to perform his duties under his employment agreement, (ii) any intentional act of fraud, embezzlement or theft involving more than a nominal amount of our assets or property, (iii) any material damage to our assets, business or reputation resulting from his intentional or grossly negligent conduct, (iv) his intentional wrongful disclosure of material confidential information, (v) his intentional engagement in competitive activity which would constitute a breach of his employment agreement and/or his duty of loyalty, (vi) his intentional breach of any material employment policy, or (vii) his ineligibility for any reason to work lawfully in the United States for a period of four consecutive months.

    (2)
    Assumes that there is no earned but unpaid base salary at the time of termination.

    (3)
    Assumes that there is no earned but unpaid bonus at the time of termination.

    (4)
    Mr. Holleran is entitled to receive his base salary in effect immediately prior to his termination of employment for a period of 12-months commencing on the termination date, subject to reduction by any amounts he earns during the 12-month period.

    (5)
    Under the terms of Mr. Holleran's employment agreement, he is entitled to receive as severance an amount equal to the average of his performance bonuses paid to him during the two calendar years preceding his termination. Since the terms of Mr. Holleran's performance bonus were established in fiscal year 2007 and the severance amount related thereto is based on an average of performance bonuses paid to him for two calendar years, this table assumes such average is equal to the amount paid to Mr. Holleran in fiscal year 2007. During the past year, Mr. Holleran had the opportunity to earn a cash performance bonus of up to 100% of his base salary based on his achievement of objectives in the following weighted categories: revenues (40%), EBITDA performance (20%), new product development (15%), additional financings (10%), retention of staff (7.5%) and hiring new employees (7.5%).

    (6)
    Represents payments of $1,143 a month to pay the cost of Mr. Holleran's continued participation in our group health plans under COBRA during the 12-month severance period and a maximum of $80,000 which Mr. Holleran is entitled to be reimbursed for his relocation costs back to Canada.

Change in Control Benefits

        Under the terms of our Share Option Plan, upon a change in control of our company all outstanding options will immediately vest and become exercisable. A "change of control" means the occurrence of (i) a person, including the person's affiliates and any other person acting jointly or in concert with that person, becoming the beneficial owner of, or exercising control over, more than 50.1% of the total voting power of our stock; or (ii) our company consolidating with, or merging with or into, another person or selling, transferring, leasing or otherwise disposing of all or substantially all of our assets to any person, or any person consolidating with, or merging with or into, our company, in any such event pursuant to a transaction in which our outstanding shares of common stock are converted into or exchanged for cash, securities or other property, except for any such transaction in which the holders of our then outstanding common stock receive voting securities, or securities exchangeable at the option of the holder into voting securities, of the surviving person which constitute a majority of the voting securities.

        The following table sets forth the potential payments to our named executive officers as if we had a change of control as of the March 30, 2007, the last business day of our last fiscal year.

Name	Transaction Bonus Pool(1)		Market Value of Accelerated Options
Philip S. Sassower—Chief Executive Officer	—	(2)	—	(3)
Mark Holleran—President and Chief Operating Officer	$1,020,071	(4)	—	(5)
Michael J. Rapisand—Chief Financial Officer	$612,042	(6)	—	(7)
Gregory Arends—Vice President of Engineering	—	(8)	$8,748	(9)

(1)
Our named executive officers (except for Philip S. Sassower) are eligible to participate in a transaction bonus pool designed to incentivize and reward our executives who are employed by us upon the sale of our company. Under the transaction bonus pool, an amount equal to 5% of the per share sales consideration up to $0.34 and 10% of the remaining per share consideration received through such sale, in each case after deducting the transaction expenses, will be allocated to the transaction bonus pool. For example, if a sale of our company is completed and each holder of our common stock will receive $1.00 per share after transaction expenses, the transaction bonus pool will be equal to 5% on the first $0.34 per share and 10% on the balance per share ($0.66 per share). The participation in the transaction bonus pool will be allocated as follows: 50% to Mark Holleran, our President and Chief Operating Officer, 30% to Michael J. Rapisand, our Chief Financial Officer, and the balance to our then current senior management team, as decided by our board of directors, in consultation with Mr. Holleran.

(2)
Mr. Sassower is not eligible to participate in the transaction bonus pool.

(3)
Pursuant to the terms of our Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.33 per share, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, the exercise price of all of the options held by such executive officer would be below the market price and thus the accelerated options would have a value of nil.

(4)
Assuming (i) a per share sales price of $0.33, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, and (ii) transaction costs of 10% of the total proceeds, the aggregate transaction bonus pool would be $2,040,141. Mr. Holleran would be entitled to receive 50% of the transaction bonus pool.

(5)
Pursuant to the terms of our Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.33 per share, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, the exercise price of all of the options held by such executive officer would be at or below the market price and thus the accelerated options would have a value of nil.

(6)
Assuming (i) a per share sales price of $0.33, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, and (ii) transaction costs of 10% of the total proceeds, the aggregate transaction bonus pool would be $2,040,141. Mr. Rapisand would be entitled to receive 30% of the transaction bonus pool.

(7)
Pursuant to the terms of our Share Option Plan, all outstanding options shall immediately vest upon the occurrence of a change of control of our company. Assuming a market price of $0.33 per share, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, the exercise price of all of the options held by such executive officer would be below the market price and thus the accelerated options would have a value of nil.

(8)
Assuming (i) a per share sales price of $0.33, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate, and (ii) transaction costs of 10% of the total proceeds, the aggregate transaction bonus pool would be $2,040,141, of which, after payments of $1,020,071 to Mr. Holleran and $612,042 to Mr. Rapisand, $408,028 would be available for distribution to our senior management team. Thus, at this time, it is not possible to determine the amount that Mr. Arends would receive, but in no event would the amount exceed $408,028.

(9)
Based upon a market price of $0.33 per share, which represents the closing price of our common shares on March 30, 2007 as reported by the Toronto Stock Exchange, converted into U.S. dollars based upon the Bank of Canada's closing exchange rate.

Director Compensation

        In June 2006, our board of directors approved a director compensation plan pursuant to which we will pay our directors a fee to attend board meetings. Under the plan, each director receives $1,500 for each board meeting he attends in person and $750 for each board meeting he attends by teleconference. In addition, from time to time, we grant options to our directors to purchase shares of our common stock. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending our board and board committee meetings. Compensation for our directors, including cash and equity compensation, is determined, and remains subject to adjustment, by our board of directors.

Fiscal Year 2007 Director Compensation

        The following table sets forth compensation information for the Company's directors, who are not named executive officers, for our fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total ($)
Brian E. Usher-Jones	3,750	22,500	26,250
Andrea Goren	3,750	55,044	58,794
Thomas F. Leonardis	3,750	55,044	58,794
Richard Hamm(2)	—	—	—

(1)
Option award amounts reflect the compensation cost for our directors for the fiscal year ended March 31, 2007, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model.

(2)
Mr. Hamm resigned from our board of directors on May 31, 2006. Mr. Hamm received no compensation during fiscal year 2007.

Agreements with Former Chief Executive Officer

Brian R. Groh

        Brian R. Groh, our former President and Chief Executive Officer, entered into a corporate relocation agreement with our company in September 2005. In addition to the reimbursement of certain relocation costs and expenses related to his relocation to Austin, Texas, the agreement provided for an annual salary of $200,000, of which $150,000 and $175,000 were paid in cash and $50,000 and $25,000 in stock compensation in the first year and second year, respectively. In 2004, Mr. Groh also received options to purchase 150,000 common shares under our Share Option Plan.

        Effective January 3, 2006, in connection with his resignation from our company, we entered into an agreement with Mr. Groh whereby, among other things, we agreed to pay him a total of $175,000, consisting of an up-front payment of $25,000 and 12 monthly payments of $12,500 each, and extend the maturity date of his options to purchase 95,672 of our common shares to April 28, 2006 and his options to purchase 570,334 of our common shares to November 1, 2006. In return, Mr. Groh agreed to terminate his prior agreement with us and acknowledged that he was not entitled to any payments or benefits from our company other than as set forth in the separation agreement. The agreement also contains provisions prohibiting Mr. Groh from soliciting any of our employees or competing against us for a period of one year. We made our last payment to Mr. Groh in October 2006 and on November 1, 2006, all of his options to purchase our common shares expired unexercised.

Stock Option Plan

        We maintain a stock option plan (which we refer to as the Option Plan), the purpose of which is to attract, retain and motivate eligible persons whose contributions are important to our success and to advance the interests of our company by providing such persons with the opportunity, through stock options, to acquire a proprietary interest in our company.

        Pursuant to the Option Plan, our board of directors is authorized, from time to time in its discretion, to issue to directors, officers, employees and consultants of our company and its affiliates options to acquire common stock of our company at such prices as may be fixed by our board of directors at that time; provided, however, that the option exercise price shall in no circumstances be lower than the closing price of our common stock on the Toronto Stock Exchange prior to the date the option is granted. Options granted under the Option Plan are generally non-assignable, generally exercisable for a term not exceeding five years (although the term may be for up to 10 years) and generally vest over a three year period in three annual installments, as determined by our board of directors.

        The number of shares of common stock issuable upon exercise of options granted to our directors and executive officers at any time pursuant to the Option Plan cannot exceed 10% of our total issued and outstanding shares of common and preferred stock, and the number of shares issued to such persons, within any one year period, under the Option Plan cannot exceed 10% of our total issued and outstanding shares.

        Subject to certain specific listed exceptions and to any express resolution passed by our board of directors with respect to an option granted under the Option Plan, an option and all rights to purchase shares of common stock shall expire and terminate:

  •
  six months after the optionee retires or terminates his employment or directorship with the consent of our board of directors under circumstances equating to retirement;

  •
  immediately upon the optionee ceasing to be a director, officer, employee or consultant of our company or its affiliates for cause or in 90 days for any reason other than for cause;

  •
  immediately upon the optionee committing an act of bankruptcy or the commencement of any proceeding against the optionee under any applicable bankruptcy or insolvency laws, which proceeding remains undismissed for a period of thirty (30) days; or

  •
  in the event of the death of the optionee, the lesser of three months from the probate of the optionee's will or one year after the optionee's death.

        Our board of directors may amend the Option Plan at any time, provided, however, that no such amendment may materially and adversely affect any option previously granted under the Option Plan without the consent of the holder of the option, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which our shares of common stock are listed for trading. Without limiting the generality of the foregoing, our board of directors may, without shareholder approval, make amendments to the Option Plan for any of the following purposes:

  •
  changing the eligibility for and limitations on participation in the Option Plan;

  •
  changing the terms on which options may be granted and exercised including, the provisions relating to exercise price, vesting, expiration, assignment and certain adjustments made in connection with a change of control of our company, a merger or consolidation with another company, the sale of all or substantially all of our assets, or any provisions concerning the effect of the termination of an optionee's employment on such optionee's options;

  •
  making any addition to, deletion from or alteration of the provisions of the Option Plan that is necessary to comply with applicable law or the requirements of any regulatory authority or stock exchange;

  •
  correcting or rectifying any ambiguity, defective provision, error or omission in the Option Plan; and

  •
  changing the provisions relating to the administration of the Option Plan;

provided, that if any such amendment would lead to a significant or unreasonable dilution of our outstanding common stock or provide additional material benefits to insiders, stockholder approval of such amendment must be obtained.

        In June 2007, our board of directors amended the Option Plan to allow for the assignment of options granted under the Option Plan to any spouse or former spouse of the optionee pursuant to the terms of a decree of divorce or divorce settlement. In December 2007, our board of directors amended the Option Plan to delete a provision that prohibited options from being granted to an optionee if the total number of shares of common stock issuable to such person under the Option Plan would exceed 5% of our total issued and outstanding shares of common stock, as such provision was no longer required under the rules of the Toronto Stock Exchange. Stockholder approval of these amendments to the Option Plan was not obtained as such approval was not required under the terms of the Option Plan.

Compensation Committee Interlocks and Insider Participation

        The compensation committee currently consists of Andrea Goren, Thomas F. Leonardis and Brian Usher Jones. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC, one of our principal shareholders. Mr. Usher Jones served as our Interim Chief Financial Officer from August 1996 to November 1997 and from August 2001 to December 2001.

        On September 15, 2005, we entered into a debenture purchase agreement with Phoenix Venture Fund LLC, which we refer to as Phoenix (Andrea Goren, a director and member of our compensation committee, is one of the co-managers of the managing member of Phoenix), MAG Multi Corp., which we refer to as MAG (an entity affiliated with Alex Goren, the father of Andrea Goren), and others, which we refer to as the Lenders, whereby the Lenders agreed to provide an aggregate of $5 million of financing to us. The debentures had an original maturity date of March 31, 2006, which was subsequently amended to June 30, 2006. Borrowings under those debentures bore interest at 10% per annum. We initially drew on the facility and issued debentures to the Lenders in the aggregate amount of $3 million. We used the gross proceeds to re-pay promissory notes in the aggregate amount of $3 million previously issued by our subsidiary in May and July 2005. On September 29, 2005, November 4, 2005 and November 7, 2005, we made additional draws on the facility and issued debentures to the Lenders in the aggregate amount of $2 million. The proceeds were used for working capital and general corporate purposes. In connection with this financing, the maturity date of all of our other outstanding debentures was extended to April 30, 2007. Of this $5 million facility, we issued debentures in an aggregate principal amount of $4 million to Phoenix, $250,000 to JAG Multi Investments LLC (which we refer to as JAG), an entity affiliated with Alex Goren, the father of Andrea Goren, and $250,000 to MAG (MAG subsequently sold its debenture to JAG on March 31, 2006).

        Since the debentures issued pursuant to the September 2005 debenture purchase agreement were not paid in full by March 31, 2006, in accordance with the terms of that agreement, we were required to issue warrants to the holders of those debentures entitling the holders to purchase that number of shares of our common stock equal to the number of dollars representing the aggregate amount then due on such holders' debentures. Thus, on April 10, 2006, we issued to Phoenix and JAG warrants to purchase 4,199,452 and 511,199, respectively, shares of our common stock at an exercise price of C$0.45. The warrants are exercisable through April 10, 2008 and the exercise price of the warrants was based on the average current market price of our common shares for the five days before the date of issuance.

        On April 21, 2006, we entered into a financing agreement with Phoenix pursuant to which Phoenix agreed, at its sole discretion, to provide us with up to $5 million in financing. In connection with this financing, we issued a 10% secured debenture in the aggregate principal amount of $1 million to Phoenix, which had a maturity date of June 30, 2006. The debenture (including accrued and unpaid interest) was exchanged for 2,970,185 Series A Preferred Shares in connection with the completion of our May 2006 recapitalization. The remaining $4 million balance under the financing could be funded at any time through June 30, 2006 (subsequently amended to July 31, 2006), in Phoenix's sole discretion, through the issuance of additional Series A Preferred Shares, at a purchase price of $0.34 per share. Phoenix assigned its right to purchase $2,703,800 of the remaining $4 million debentures to non-affiliated third parties (except for $50,000 which was assigned to Michael J. Rapisand, our Chief Financial Officer).

        On April 21, 2006, we entered into a purchase and exchange agreement with Phoenix and other debenture holders, whereby the debenture holders agreed to exchange their outstanding debentures for our Series A Preferred Shares at the rate of one Series A Preferred Share for every $0.34 of principal and accrued and unpaid interest. On May 30, 2006, we completed a recapitalization pursuant to which approximately $18.9 million of indebtedness, representing all of our outstanding 10% secured debentures, including accrued interest (except for one debenture in the aggregate principal amount of $250,000), was exchanged for 55,520,542 of our Series A Preferred Shares. Pursuant to this recapitalization, we issued 31,032,014 Series A Preferred Shares to Phoenix in exchange for debentures in the aggregate principal amount of $9,900,000, and 2,497,976 Series A Preferred Shares to JAG in exchange for debentures in the aggregate principal amount of $820,000. Furthermore, as part of the recapitalization, we issued 1,097,985 Series A Preferred Shares to Goren Brothers LP, an entity affiliated with Alex Goren, the father of Andrea Goren, in exchange for debentures in the aggregate principal amount of $360,000, which debentures were originally issued in November 2002.

        In 2007, Phoenix agreed to provide or arrange to provide us with additional financing, to the extent necessary, to fund our planned operations through March 31, 2008.

        In September 2007, we issued 3,320,000 shares of Series C Preferred Stock and warrants to purchase 1,660,000 shares of our common stock to Phoenix for $1,660,000. The shares of Series C Preferred Stock are convertible at any time at the option of the holder, subject to adjustment for stock dividends, splits, combinations and similar events. Additionally, we issued warrants to purchase 660,000 shares of our common stock to SG Phoenix LLC, an affiliate of Phoenix, in connection with its standby letter of commitment. The warrants were exercisable upon issuance, at an exercise price of $0.50 per share, and will expire on September 21, 2009.

        With respect to transactions involving the issuance of debt to entities affiliated with Mr. Goren or any of Mr. Goren's immediate family members, the following table sets forth the largest aggregate principal amount of indebtedness outstanding during our last fiscal year, the amount thereof outstanding as of March 31, 2007, the amount of principal paid during our last fiscal year, the amount of interest paid during our last fiscal year and the interest rate payable on the indebtedness:

Related Party	Largest Aggregate Amount of Principal Outstanding During Fiscal Year 2007		Amount of Principal Outstanding as of March 31, 2007	Amount of Principal Paid During Fiscal Year 2007		Amount of Interest Paid During Fiscal Year 2007	Interest Rate
Phoenix Venture Fund LLC	$9,900,000		—	$9,900,000		$157,260	10%
JAG Multi Investments LLC	$820,000	(1)	—	$820,000	(1)	$13,479	10%
Goren Brothers LP	$360,000		—	$360,000		$5,918	10%

(1)
Includes a debenture in the aggregate principal amount of $250,000 originally issued to MAG Multi Corp. and subsequently sold to JAG Multi Investment LLC during fiscal year 2006.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        On September 15, 2005, we entered into a debenture purchase agreement with Phoenix Venture Fund LLC, which we refer to as Phoenix (Mr. Sassower, our Chairman of the Board and Chief Executive Officer, and Andrea Goren, a director of our company and a member of our compensation committee, are the co-managers of the managing member of Phoenix), the Philip S. Sassower 1996 Charitable Remainder Annuity Trust, which we refer to as the Sassower Trust (Philip S. Sassower, our

Chairman of the Board and Chief Executive Officer, is the sole Trustee of the Sassower Trust), and MAG Multi Corp., which we refer to as MAG (an entity affiliated with Alex Goren, the father of Andrea Goren), which we refer to as the Lenders, whereby the Lenders agreed to provide us with an aggregate of $5 million of financing. The debentures had an original maturity date of March 31, 2006, which was subsequently amended to June 30, 2006. Borrowings under those debentures bore interest at 10% per annum. We initially drew on the facility and issued debentures to the Lenders in the aggregate amount of $3 million. We used the gross proceeds to re-pay promissory notes in the aggregate amount of $3 million previously issued by our subsidiary in May and July 2005. On September 29, 2005, November 4, 2005 and November 7, 2005, we made additional draws on the facility and issued debentures to the Lenders in the aggregate amount of $2 million. The proceeds were used for working capital and general corporate purposes. In connection with this financing, the maturity date of all of our other outstanding debentures was extended to April 30, 2007. Of this $5 million facility, we issued debentures in an aggregate principal amount of $4 million to Phoenix, $500,000 to the Sassower Trust, $250,000 to JAG Multi Investments LLC (which we refer to as JAG), an entity affiliated with Alex Goren, the father of Andrea Goren, and $250,000 to MAG (MAG subsequently sold its debenture to JAG on March 31, 2006).

        Since the debentures issued pursuant to the September 2005 debenture purchase agreement were not paid in full by March 31, 2006, in accordance with the terms of the agreement, we were required to issue warrants to the holders of those debentures entitling the holders to purchase that number of shares of our common stock equal to the number of dollars representing the aggregate amount then due on such holders' debenture. On April 10, 2006, we issued to Phoenix, the Sassower Trust and JAG warrants to purchase 4,199,452, 524,692 and 511,199 shares of our common stock, respectively, at an exercise price of C$0.45. The warrants are exercisable through April 10, 2008 and the exercise price of the warrants was based on the average current market price of our common shares for the five days before the date of issuance

        On April 20, 2006, we entered into a financing agreement with Phoenix pursuant to which Phoenix agreed, at its sole discretion, to provide us with up to $5 million in financing. In connection with this financing, we issued a 10% secured debenture in the aggregate principal amount of $1 million to Phoenix, which had a maturity date of June 30, 2006. The debenture (including accrued and unpaid interest) was exchanged for 2,970,185 Series A Preferred Shares in connection with the completion of our May 2006 recapitalization. The remaining $4 million balance under the financing could be funded at any time through June 30, 2006 (subsequently amended to July 31, 2006), in Phoenix's sole discretion, through the issuance of additional Series A Preferred Shares, at a purchase price of $0.34 per share, to Phoenix and /or its assigns. Phoenix later assigned its right to purchase $2,703,800 of the remaining $4 million debentures to non-affiliated third parties (except for $50,000 which was assigned to Michael J. Rapisand, our Chief Financial Officer). In connection with our May 2006 recapitalization, these debentures were subsequently exchanged for 7,952,353 Series A Preferred Shares, including 147,059 Series A Preferred Shares issued to Mr. Rapisand.

        On April 21, 2006, we entered into a purchase and exchange agreement with Phoenix and other debenture holders, whereby the debenture holders agreed to exchange their outstanding debentures for our Series A Preferred Shares at the rate of one Series A Preferred Share for every $0.34 of principal and accrued and unpaid interest. On May 30, 2006, we completed a recapitalization pursuant to which approximately $18.9 million of indebtedness, representing all of our outstanding 10% secured debentures, including accrued interest (except for one debenture in the aggregate principal amount of $250,000), was exchanged for 55,520,542 of our Series A Preferred Shares. Pursuant to this recapitalization, we issued 45,012,677 Series A Preferred Shares to Phoenix, the Sassower Trust, Mr. Sassower and Phoenix Enterprises Family Fund LLC, another entity controlled by Mr. Sassower, in exchange for debentures in the aggregate principal amount of $14,307,500, and 2,497,976 Series A Preferred Shares to JAG in exchange for debentures in the aggregate principal amount of $820,000.

Furthermore, as part of the recapitalization, we issued 1,097,985 Series A Preferred Shares to Goren Brothers LP, an affiliated entity of Alex Goren, the father of Andrea Goren, in exchange for debentures in the aggregate principal amount of $360,000, which debentures were originally issued in November 2002.

        In June 2007, Phoenix agreed to provide or arrange to provide us with additional financing, to the extent necessary, to fund our planned operations through March 31, 2008.

        In September 2007, we issued 3,320,000 shares of Series C Preferred Stock and warrants to purchase 1,660,000 shares of our common stock to Phoenix for $1,660,000. The shares of Series C Preferred Stock are convertible at any time at the option of the holder, subject to adjustment for stock dividends, splits, combinations and similar events. Additionally, we issued warrants to purchase 660,000 shares of our common stock to SG Phoenix LLC, an affiliate of Phoenix, in connection with its standby letter of commitment. The warrants were exercisable upon issuance, at an exercise price of $0.50 per share, and will expire on September 21, 2009.

        With respect to transactions involving the issuance of debt to Mr. Sassower or entities affiliated with Mr. Sassower or Mr. Goren or any of Mr. Goren's immediate family members, the following table sets forth the largest aggregate principal amount of indebtedness outstanding during our last fiscal year, the amount thereof outstanding as of March 31, 2007, the amount of principal paid during the our last fiscal year, the amount of interest paid during our last fiscal year, and the interest rate payable on the indebtedness:

Related Party	Largest Aggregate Amount of Principal Outstanding During FY 2007		Amount of Principal Outstanding as of 03/31/07	Amount of Principal Paid During FY 2007		Amount of Interest Paid During FY 2007	Interest Rate
Phoenix Venture Fund LLC	$9,900,000		—	$9,900,000		$157,260	10%
The Philip S. Sassower 1996 Charitable Remainder Annuity Trust	$2,252,500		—	$2,252,500		$37,027	10%
Phoenix Enterprises Family Fund LLC	$1,625,000		—	$1,625,000		$26,712	10%
Philip S. Sassower	$430,000		—	$430,000		$7,068	10%
JAG Multi Investments LLC	$820,000	(1)	—	$820,000	(1)	$13,479	10%
Goren Brothers LP	$360,000		—	$360,000		$5,918	10%

(1)
Includes a debenture in the aggregate principal amount of $250,000 originally issued to MAG Multi Corp. and subsequently sold to JAG Multi Investment LLC during fiscal year 2006.

Review, Approval or Ratification of Transactions with Related Persons

        Our audit committee reviews and reports to our board of directors on any related party transaction. From time to time, the independent members of our board of directors form an ad hoc committee to consider transactions and agreements in which a director or executive officer of our company has a material interest. In considering related party transactions, the members of our audit committee are guided by their fiduciary duties to our shareholders. Our audit committee does not have any written or oral policies or procedures regarding the review, approval and ratification of transactions with related parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our outstanding capital stock as of December 10, 2007 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our executive officers and (iv) our directors and executive officers as a group.

	Common Stock Beneficially Owned			Series A Preferred Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series C Preferred Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of shares of Common Stock(2)		Percentage of Class(3)	Number of shares of Series A Preferred Stock		Percentage of Class(4)	Number of shares of Series B Preferred Stock	Percentage of Class(5)	Number of shares of Series C Preferred Stock		Percentage of Class(6)	Percentage of Combined Classes(7)
Philip S. Sassower	4,742,570	(8)	6.8%	13,676,370	(25)	21.6%	—	—	—		—	11.7%
Mark Holleran	1,288,891	(9)	1.9%	—		—	—	—	—		—	*
Michael J. Rapisand	941,146	(10)	1.4%	147,059		*	—	—	—		—	*
Gregory E. Arends	333,334	(11)	*	—		—	—	—	—		—	*
Randy Paramore	200,000	(12)	*	—		—	—	—	—		—	*
Brian E. Usher-Jones	513,750	(13)	*	—		—	—	—	—		—	*
Andrea Goren	870,000	(14)	1.3%	—		—	—	—	—		—	*
Thomas F. Leonardis	200,000	(15)	*	—		—	—	—	—		—	*
Francis J. Elenio	—		—	—		—	—	—	—		—	—
Phoenix Venture Fund LLC 110 East 59th Street New York, NY 10022	17,412,808	(16)	21.0%	31,032,014	(26)	49.1%	—	—	3,320,000		21.7%	30.3%
Alex and James Goren 150 East 52nd Street New York, NY 10022	3,672,184	(17)	5.4%	4,357,707	(27)	6.9%	—	—	—		—	5.1%
William Freas c/o Joseph Gunnar & Co. 30 Broad Street New York, NY 10004	208,818		*	—		—	2,941,177	30.7%	—		—	2%
Ross Irvine c/o Sky Capital LLC 110 Wall Street New York, NY 10005	167,346	(18)	*	—		—	1,000,000	10.4%	200,000		1.3%	*
Keith Guenther 25391 Commercentre Drive, Suite 200 Lake Forest, CA 92630	1,149,294	(19)	1.7%	—		—	—	—	840,000		5.5%	1.3%
Fifty-Ninth Street Investors LLC 110 East 59th Street New York, NY 10022	517,867	(20)	*	—		—	—	—	1,000,000		6.5%	*
Michael A. Steinberg 12 East 49th Street, Suite 1202 New York, NY 10017	2,144,858	(21)	3.1%	441,176	(28)	*	—	—	1,750,000	(30)	11.5%	2.8%
JAM Capital Assoc., LLC 112 East 56th Street, Suite 20S New York, NY 10019	1,407,832	(22)	2.1%	1,130,137		1.8%	—	—	1,000,000		6.5%	2.3%

James O'Donnell 3041 Shore Drive Merrick, NY 11566	1,095,343	(23)	1.6%	—		—	—	—	900,000	5.9%	1.3%
All directors and executive officers as a group (9 persons)	9,089,691	(24)	12.5%	13,823,429	(29)	21.9%	—	—	—	—	14.2%

*
Represents less than 1% of class or combined classes.

(1)
Except as otherwise indicated above, the address of each stockholder identified is c/o Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

(2)
Options and warrants exercisable within 60 days of the December 10, 2007 are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.

(3)
Based on 68,081,913 shares of common stock issued and outstanding as of December 10, 2007.

(4)
Based on 63,178,777 shares of Series A Preferred Stock issued and outstanding as of December 10, 2007.

(5)
Based on 9,588,513 shares of Series B Preferred Stock issued and outstanding as of December 10, 2007.

(6)
Based on 15,274,000 shares of Series C Preferred Stock issued and outstanding as of December 10, 2007.

(7)
Based on 68,081,913 shares of common stock, 63,178,777 shares of Series A Preferred Stock, 9,588,513 shares of Series B Preferred Stock and 15,274,000 shares of Series C Preferred Stock issued and outstanding as of December 10, 2007.

(8)
Includes 2,429,326 shares of common stock owned of record by Phoenix Enterprises Family Fund, LLC, an entity controlled by Mr. Sassower, 200,000 shares of common stock that Mr. Sassower has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007, 524,692 shares of common stock that Mr. Sassower has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, an entity controlled by Mr. Sassower, 660,000 shares of common stock that Mr. Sassower has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by SG Phoenix LLC, of which Mr. Sassower is the co-manager, and 599,721 shares of common stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust. Does not include 17,412,808 shares of common stock beneficially owned by Phoenix Venture Fund LLC, of which Mr. Sassower is the co-manager of the managing member. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(9)
Includes 1,288,891 shares of common stock that Mr. Holleran has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(10)
Includes 930,417 shares of common stock that Mr. Rapisand has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(11)
Includes 333,334 shares of common stock that Mr. Arends has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(12)
Includes 200,000 shares of common stock that Mr. Paramore has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(13)
Includes 45,625 shares of common stock owned of record by Tim Usher-Jones, the son of Mr. Usher-Jones, 45,625 shares of common stock owned of record by Michael Usher-Jones, the son of Mr. Usher-Jones, and 250,000 shares of common stock that Mr. Usher-Jones has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(14)
Includes 200,000 shares of common stock that Mr. Goren has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007 and 660,000 shares of common stock that Mr. Goren has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by SG Phoenix LLC, of which Mr. Goren is the co-manager. Does not include 17,412,808 shares of common stock beneficially owned by Phoenix Venture Fund LLC, of which Mr. Goren is the co-manager of the managing member. Mr. Goren disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(15)
Includes 200,000 shares of common stock that Mr. Leonardis has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(16)
Includes 14,777,453 shares of common stock that Phoenix Venture Fund LLC has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007. Voting and investment power over the shares of common stock owned by Phoenix Venture Fund LLC is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(17)
Consists of 1,953,930 shares of common stock owned of record by and 511,198 shares of common stock subject to warrants exercisable within 60 days after December 10, 2007 owned by JAG Multi Investment LLC and 1,207,056 shares of common stock owned of record by Goren Brothers LP. Voting and investment power over the shares of common stock is held equally by Alex Goren and James Goren.

(18)
Includes 100,000 shares of common stock that Mr. Irvine has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(19)
Includes 420,000 shares of common stock that Mr. Guenther has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(20)
Includes 500,000 shares of common stock that Fifty-Ninth Street Investors LLC has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(21)
Includes 246,389 shares of common stock owned of record by Harmir Realty, an entity controlled by Mr. Steinberg, 634,085 shares of common stock owned of record by Samco Partners LP, an entity controlled by Mr. Steinberg, 382,059 shares of common stock owned of record by the Michael A. Steinberg Profit Sharing Trust, an entity controlled by Mr. Steinberg, 893 shares of common stock owned of record by the Michael A. Steinberg Profit Sharing Trust FBO Joan Schmidt, an entity controlled by Mr. Steinberg, and 6,432 shares of common stock owned of record by the Michael A. Steinberg Profit Sharing Trust FBO Michael A. Steinberg, an entity controlled by Mr. Steinberg. Also includes 535,000 shares of common stock that Mr. Steinberg has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by Harmir Realty, 135,000 shares of common stock that Mr. Steinberg has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by Samco LP, 25,000 shares of common stock that Mr. Steinberg has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by the Michael A. Steinberg Profit Sharing Trust FBO Joan Schmidt, and 180,000 shares of common stock that Mr. Steinberg has the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007, owned of record by the Michael A. Steinberg Profit Sharing Trust FBO Michael A. Steinberg.

(22)
Includes 500,000 shares of common stock that JAM Capital Assoc., LLC has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(23)
Includes 450,000 shares of common stock that Mr. O'Donnell has the right to acquire under outstanding options exercisable within 60 days after December 10, 2007.

(24)
Includes 3,402,642 shares of common stock our directors and executive officers have the right to acquire under outstanding options exercisable within 60 days after December 10, 2007 and 1,184,692 shares of common stock our directors and executive officers have the right to acquire under outstanding warrants exercisable within 60 days after December 10, 2007. Does not include 17,412,808 shares of common stock beneficially owned by Phoenix Venture Fund LLC. Philip S. Sassower and Andrea Goren are co-managers of the managing member of Phoenix Venture Fund LLC. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(25)
Includes 1,368,550 shares of Series A Preferred Stock owned of record by Mr. Sassower, 5,171,847 shares of Series A Preferred Stock owned of record by Phoenix Enterprises Family Fund, LLC and 7,135,973 shares of Series A Preferred Stock owned of record by The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, entities controlled by Mr. Sassower. Does not include 31,032,014 shares of Series A Preferred Stock beneficially owned by Phoenix Venture Fund LLC. Mr. Sassower is the co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Sassower disclaims any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(26)
Voting and investment power over these shares is held equally by Philip Sassower and Andrea Goren. Messrs. Sassower and Goren disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(27)
Consists of 3,259,722 shares of Series A Preferred Stock owned of record by JAG Multi Investment LLC and 1,097,985 shares of Series A Preferred Stock owned of record by Goren Brothers LP. Voting and investment power over the shares is held equally by Alex Goren and James Goren.

(28)
Includes 441,176 shares of Series A Preferred Stock owned of record by the Michael A. Steinberg Profit Sharing Trust, an entity controlled by Mr. Steinberg.

(29)
Does not include 31,032,014 shares of Series A Preferred Stock beneficially owned by Phoenix Venture Fund LLC. Philip S. Sassower and Andrea Goren are co-managers of the managing member of Phoenix Venture Fund LLC. Mr. Sassower and Mr. Goren each disclaim any beneficial ownership of the shares held by Phoenix Venture Fund LLC.

(30)
Includes 1,070,000 shares of Series C Preferred Stock owned of record by Harmir Realty, an entity controlled by Mr. Steinberg, 270,000 shares of Series C Preferred Stock owned of record by Samco LP, an entity controlled by Mr. Steinberg, 50,000 shares of Series C Preferred Stock owned of record the Michael A. Steinberg Profit Sharing Trust FBO Joan Schmidt, an entity controlled by Mr. Steinberg, and 360,000 shares of Series C Preferred Stock owned of record by the Michael A. Steinberg Profit Sharing Trust FBO Michael A. Steinberg, an entity controlled by Mr. Steinberg.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets out information with respect to compensation plans under which equity securities of our company were authorized for issuance as of March 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflectedin the first column)
Equity compensation plans approved by security holders	10,921,922	C$	0.91	14,617,303
Equity compensation plans not approved by security holders	N/A		N/A	—
Total	10,921,922	C$	0.91	14,617,303

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during fiscal 2007, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of the copies of Forms 3 and 4 provided to us by our directors, executive officers and 10% stockholders.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

        Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 annual meeting must submit their proposals to our Corporate Secretary at our principal executive offices by no later than August 19, 2008. However, if the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date of this year's annual meeting (January 15, 2008), then the deadline for submission of stockholder proposals would be a reasonable time before we begin to print and mail our proxy materials for the 2008 annual meeting of stockholders.

        Stockholder proposals that are not made under Rule 14a-8, including director nominations, must comply with our By-laws, under which such proposals must be delivered to our Corporate Secretary at our principal executive offices no earlier than the close of business on October 3, 2008 and no later than the close of business on November 2, 2008 to be considered timely, provided, however, in the event that the date of the 2008 annual meeting is more than thirty (30) days before or more than thirty (30) days after December 22, 2008, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to the date of the 2008 annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, containing audited financial statements for the years ended March 31, 2005, March 31, 2006 and March 31, 2007, accompanies this proxy statement. Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K (without exhibits) and additional copies of this proxy statement, each of which we have filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send to stockholders of record, copies of any exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission. All written requests should be directed to the Secretary of our company at our address set forth on the first page of this proxy statement.

By Order of the Board of Directors,

Michael J. Rapisand Corporate Secretary and Chief Financial Officer

Austin, Texas
December 21, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT.

Exhibit A

Amended and Restated Share Option Plan

1.     Purpose of the Plan

  1.1
  The purpose of the Plan is to attract, retain and motivate persons as key service providers to the Corporation and its Affiliates and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire a proprietary interest in the Corporation.

2.     Defined Terms

        Where used herein, the following terms shall have the following meanings, respectively:

  2.1
  "Affiliate" has the meaning attributed thereto in the Canada Business Corporations Act, as amended from time to time;

  2.2
  "Associate" has the meaning attributed thereto in the Securities Act (Ontario), as amended from time to time;

  2.3
  "Black Out Period" means any period during which a policy of the Corporation prevents an Insider from trading in the Shares.

  2.4
  "Board" means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;

  2.5
  "Change of Control" means the occurrence of (i) a person, including the person's Affiliates, Associates and any other person acting jointly or in concert with that person, becoming the beneficial owner of directly or indirectly, or, exercising control or direction over, Shares carrying in excess of 50.1% of the total voting rights attached to the Shares; or (ii) the Corporation consolidating or amalgamating with, or merging with or into, another person or selling, assigning, conveying, transferring, leasing or otherwise disposing of all or substantially all of its assets to any person, or any person consolidating or amalgamating with, or merging with or into, the Corporation, in any such event pursuant to a transaction in which any of the outstanding Shares are converted into or exchanged for cash, securities or other property other than any such transaction in which the outstanding Shares are converted into or exchanged for, or the assets of the Corporation are exchanged for, voting securities or securities exchangeable at the option of the holder into voting securities of the surviving or transferee person constituting a majority of such voting securities (giving effect to such issuance and the exercise of any rights to exchange such securities into voting securities);

  2.6
  "Committee" shall have the meaning attributed thereto in Section 3.1 hereof;

  2.7
  "Corporation" means Xplore Technologies Corp. and includes any successor corporation thereof:

  2.8
  "Eligible Person" means:

  a.
  any director, officer or employee of the Corporation or any Affiliate, or any other Service Provider (an "Eligible Individual"); or

  b.
  a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual and/or the spouse, children and/or grandchildren of such Eligible Individual (an "Employee Corporation");

  2.9
  "Insider" means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of an Affiliate, and includes any Associate of any such insider;

  2.10
  "Market Price" at any date in respect of the Shares means the closing sale price of such Shares on the Toronto Stock Exchange (or, if such Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the Board) on the trading day immediately preceding such date. In the event that such Shares did not trade on such trading day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such trading day. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

  2.11
  "Option" means an option to purchase Shares granted to an Eligible Person under the Plan;

  2.12
  "Option Price" means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;

  2.13
  "Optioned Shares" means the Shares issuable pursuant to an exercise of Options;

  2.14
  "Optionee" means an Eligible Person to whom an Option has been granted and who continues to hold such Option;

  2.15
  "Plan" means the Xplore Technologies Corp. 1995 Share Option Plan, as the same may be further amended or varied from time to time;

  2.16
  "Service Provider" means:

  a.
  an employee or Insider of the Corporation or any Affiliate; or

  b.
  any other person or company engaged to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

  c.
  "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

  2.17
  "Shares" means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

  2.18
  "Voting Shares" means, collectively, the common shares of the Corporation and any preferred shares of the Corporation that are convertible into common shares of the Corporation without payment of any additional consideration or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment.

3.     Administration of the Plan

  3.1
  The Plan shall be administered by the Board or by any committee (the "Committee") of the Board established by the Board for that purpose.

  3.2
  The Board or Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

  a.
  to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

  b.
  to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

  c.
  to determine the number of Shares covered by each Option;

  d.
  to determine the Option Price of each Option;

  e.
  to determine the time or times when Options will be granted and exercisable;

  f.
  to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and

  g.
  to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

  3.3
  The Board or the Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:

  a.
  represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

  b.
  agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement or certificate representing the Shares making appropriate reference to such restrictions; and

  c.
  agreed to indemnify the Corporation in connection with the foregoing.

  3.4
  Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

4.     Shares Subject to the Plan

  4.1
  Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance upon the exercise of all Options granted under the Plan, subject to any adjustment of such number pursuant to the provisions of Article 8 hereof shall not exceed 26,800,000 common shares of the Corporation or such greater number of Shares as may be determined by the Board and approved, if required, by the shareholders of the Corporation and by any relevant stock exchange or other regulatory authority. Optioned Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional Shares may be purchased or issued under the Plan.

5.     Eligibility; Grant; Terms of Options

  5.1
  Options may be granted by the Board to any Eligible Person.

  5.2
  Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board. The Board or the Committee may, in their entire discretion, subsequent to the time of granting Options hereunder, permit an Optionee to exercise any or all of the unvested options then outstanding and granted to the Optionee under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee.

  5.3
  Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Board. If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

  5.4
  The terms of an Option shall not exceed 10 years from the date of the grant of the Option.

  5.5
  No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

  5.6
  An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

  5.7
  The number of Shares issuable to Insiders, at any time, pursuant to the Plan and any other Share Compensation Arrangement cannot exceed 10% of the issued and outstanding Voting Shares. The number of Shares issued to Insiders, within any one year period, under the Plan and any other Share Compensation Arrangement cannot exceed 10% of the issued and outstanding Voting Shares.

  5.8
  If the date on which an Option expires occurs during or within 10 days after the last day of a Black Out Period, the expiry date for the Option will be the last day of such 10-day period.

6.     Termination of Employment; Death

  6.1
  Subject to Sections 6.2 and 6.3 hereof and to any express resolution passed by the Committee or the Board with respect to an Option, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

  6.2
  The Committee or the Board may, in their entire discretion, at the time of the granting of Options hereunder, determine that provisions to the following effect shall be contained in the written option agreement between the Corporation and the Optionee:

  a.
  If an Optionee shall retire, or terminate his employment or directorship with the consent of the Board under circumstances equating to retirement, while holding an Option which has not been fully exercised, such Optionee may exercise the Option at any time within six (6) months of the date of such retirement or termination equating to retirement, but only to the same extent to which the Optionee could have exercised the Option immediately before the date of such retirement or termination equating to retirement.

  b.
  If an Optionee ceases to serve the Corporation or any Affiliate, as the case may be, as an employee, officer or director for cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity. If an Optionee ceases to serve the Corporation or any Affiliate as an employee, officer or director for any reason other than for cause, unless otherwise provided for in this Plan, no Option held by such Optionee at the effective date thereof may be exercised by the Optionee following the date which is ninety (90) days after the date on which the Optionee ceases to serve the Corporation or any Affiliate, as the case may be, in such capacity.

  c.
  In the event that an Optionee commits an act of bankruptcy or any proceeding is commenced against the Optionee under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of thirty (30) days, no Option held by such Optionee may be exercised following the date on which such Optionee commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

  6.3
  If an Optionee shall die holding an Option which has not been fully exercised, his personal representatives, heirs or legatees may, at any time within three months from the date of grant of probate of the will or letters of administration of the estate of the decedent or within one year after the date of such death, whichever is the lesser time, exercise the Option with respect to the unexercised balance of the Shares subject to the Option but only to the same extent to which the decedent could have exercised the Option immediately before the date of such death.

  6.4
  For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

  6.5
  For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for "cause" shall be binding on the Optionee.

  6.6
  If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.

7.     Exercise of Options

  7.1
  Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash or certified cheque, of the Option Price of the Shares then being purchased. Subject to any provisions of the Plan to the contrary, certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

  7.2
  Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:

  a.
  completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

  b.
  the admission of such Shares to listing on any stock exchange on which the Shares may then be listed;

  c.
  the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

  d.
  the satisfaction of any conditions on exercise prescribed pursuant to Article 3 hereof.

  7.3
  Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee or the Board may from time to time determine provided that the substance of Article 5 be included therein.

8.     Certain Adjustments

  8.1
  In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend thereon or their subdivision or consolidation, the number of Shares reserved for Option shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion. In such event, the number of, and the price payable for, any Shares that are then subject to Option may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.

  8.2
  If at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 8.1 or, subject to the provisions of Subsection 9.2(a) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation") the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, subject to the provisions of Subsection 9.2(a) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change or the effective date of such consolidation, merger or amalgamation, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

9.     Amendment or Discontinuance of the Plan

  9.1
  The Board may amend the Plan at any time, provided, however, that no such amendment may materially and adversely affect any Option previously granted to an Optionee without the consent of the Optionee, except to the extent required by law. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the Shares are listed and posted for trading. Without limiting the generality of the foregoing, the Board may, without the approval of the security holders of the Corporation, make amendments to the Plan for any of the following purposes:

    a.
    changing the eligibility for and limitations on participation in the Plan;

    b.
    changing the terms on which Options may be granted and exercised including, without limitation, the provisions relating to Exercise Price, vesting, expiry, assignment and the adjustments to be made pursuant to Section 9.2;

    c.
    making any addition to, deletion from or alteration of the provisions of the Plan that are necessary to comply with applicable law or the requirements of any regulatory authority or stock exchange;

    d.
    correcting or rectifying any ambiguity, defective provision, error or omission in the Plan; and

    e.
    changing the provisions relating to the administration of the Plan,

provided that if any such amendment would lead to a significant or unreasonable dilution of the outstanding Shares or provide additional material benefits to Insiders, approval of the holders of the outstanding Shares must be obtained.

  9.2
  Notwithstanding anything contained to the contrary in this Plan or in any resolution of the Board in implementation thereof:

  a.
  subject to the rules of any relevant stock exchange or other regulatory authority and to such adjustments as the Board may, by resolution, from time to time determine, upon the occurrence of a Change of Control of the Corporation, all outstanding Options shall immediately vest and become exercisable notwithstanding the terms and conditions associated with such Options established by any share option agreement, instrument or certificate;

  b.
  in the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned Subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Shares of the Corporation or any part thereof shall be made to all or substantially all holders of Shares of the Corporation, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of all such Options within the 20 day period next following the date of such notice and to determine that upon the expiration of such 20 day period, all rights of the Optionees to such Options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

  c.
  in the event of the sale by the Corporation of all or substantially all of the assets of the Corporation as an entirety or substantially as an entirety so that the Corporation shall cease to operate as an active business, the Corporation shall have the right, upon written notice thereof to each Optionee holding Options under the Plan, to permit the exercise of any outstanding Option as to all or any part of the Optioned Shares in respect of which the Optionee would have been entitled to exercise the Option in accordance with the provisions of the Plan at the date of completion of any such sale at any time up to and including, but not after the earlier of: (i) the close of business on that date which is thirty (30) days following the date of completion of such sale; and (ii) the close of business on the expiration date of the Option; but the Optionee shall not be entitled to exercise the Option with respect to any other Optioned Shares;

  d.
  subject to the rules of any relevant stock exchange or other regulatory authority, the Board may, by resolution, advance the date on which any Option may be exercised or extend the expiration date of any Option. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which Options may be exercised by any other Optionee; and

    e.
    the Board may, by resolution, but subject to applicable regulatory requirements, decide that any of the provisions hereof concerning the effect of termination of the Optionee's employment shall not apply to any Optionee for any reason acceptable to the Board.

Notwithstanding the provisions of this Article 9, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

  9.3
  Notwithstanding any other provision of this Plan, the Board may at any time by resolution terminate this Plan. In such event, all Options then outstanding and granted to an Optionee may be exercised by the Optionee for a period of thirty (30) days after the date on which the Corporation shall have notified all Optionees of the termination of this Plan, but only to the same extent as the Optionee could have exercised such Options immediately prior to the date of such notification.

10.   Miscellaneous Provisions

  10.1
  An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

  10.2
  Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Affiliate, or affect in any way the right of the Corporation or any Affiliate to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate, to extend the employment of any Optionee beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate or any present or future retirement policy of the Corporation or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.

  10.3
  Notwithstanding Section 5.6 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment and the Committee or the Board approves such assignment.

  10.4
  The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

11.   Shareholder and Regulatory Approval

  11.1
  The Plan shall be subject to ratification by the shareholders of the Corporation to be effected by a resolution passed at a meeting of the shareholders of the Corporation, and to acceptance by any relevant regulatory authority. Any Options granted prior to such ratification and acceptance shall be conditional upon such ratification and acceptance being given and no such Options may be exercised unless and until such ratification and acceptance are given.

AMENDMENT TO THE
XPLORE TECHNOLOGIES CORP.
AMENDED AND RESTATED SHARE OPTION PLAN

        WHEREAS, Xplore Technologies Corp. (the "Corporation") maintains the Xplore Technologies Corp. Amended and Restated Share Option Plan, as amended (the "Plan"); and

        WHEREAS, Article 9.1 of the Plan provides that the Corporation's Board of Directors (the "Board") may amend the Plan for the purposes of changing the terms on which Options may be granted and exercised including the provision relating to assignment; and

        WHEREAS, the Board now desires to amend the Plan to allow assignment to any spouse or former spouse of the Optionee pursuant to the terms of a decree of divorce or divorce settlement;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        FIRST:    The first sentence of Section 5.6 of the Plan is hereby amended to read in its entirely as follows:

  "An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise); provided that an Option may be assigned to any spouse or former spouse pursuant to the terms of a decree of divorce or divorce settlement or as otherwise provided for herein."

        SECOND:    Except as provided above, the Plan shall continue in full force and effect.

        THIRD:    Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

        FOURTH:    This amendment is effective as of June 26, 2007.

AMENDMENT TO THE
XPLORE TECHNOLOGIES CORP.
AMENDED AND RESTATED SHARE OPTION PLAN

        WHEREAS, Xplore Technologies Corp. (the "Corporation") maintains the Xplore Technologies Corp. Amended and Restated Share Option Plan, as amended (the "Plan"); and

        WHEREAS, Article 9.1 of the Plan provides that the Corporation's Board of Directors (the "Board") may amend the Plan, without stockholder approval, for the purposes of correcting or rectifying any ambiguity, defective provision, error or omission in the Plan; and

        WHEREAS, the Board now desires to amend the Plan to delete the provisions of Section 5.5 of the Plan as those provisions are no longer required under the rules of the Toronto Stock Exchange;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        FIRST:    Section 5.5 of the Plan is hereby deleted in its entirety and replaced with the following:

        "Intentionally Omitted"

        SECOND:    Except as provided above, the Plan shall continue in full force and effect.

        THIRD:    Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

        FOURTH:    This amendment is effective as of December 20, 2007.

Exhibit B

XPLORE TECHNOLOGIES CORP.

PROXY FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2008

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of shares of common stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (collectively, the "Shares") of Xplore Technologies Corp. (the "Company") hereby appoints each of Mark Holleran, President and Chief Operating Officer of the Company, and Michael J. Rapisand, Chief Financial Officer and Corporate Secretary of the Company, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all the Shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Company's executive offices, 14000 Summit Drive, Suite 900, Austin, Texas 78728, on January 15, 2008, at 9:00 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

        UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, AS APPLICABLE, "FOR" THE RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008, "FOR" THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED SHARE OPTION PLAN INCREASING THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 26,800,000 SHARES TO 30,900,000 SHARES, "FOR" THE APPROVAL OF THE ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO MARTIN E. JANIS & COMPANY INC., "FOR" THE ISSUANCE OF A WARRANT TO PURCHASE UP TO 2,500,000 SHARES OF COMMON STOCK TO LEGEND MERCHANT GROUP, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

(Continued and to be signed on the reverse side)

B-1

ANNUAL MEETING OF STOCKHOLDERS OF
XPLORE TECHNOLOGIES CORP.

January 15, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1A.	ELECTION OF DIRECTORS: (Holders of Common Stock and Preferred Stock Voting Together as a Single Class)			2.	RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY'S	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) ( ) ( )	Francis J. Elenio Thomas F. Leonardis Brian Usher-Jones		INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008
☐	FOR ALL EXCEPT (See instructions below)			3.	RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED SHARE OPTION PLAN INCREASING THE TOTAL NUMBER OF SHARES OF	☐	☐	☐
1B.	ELECTION OF SERIES A DIRECTORS:				COMMON STOCK ISSUABLE THEREUNDER FROM 26,800,000 SHARES TO 30,900,000
	(Holders of Series A Preferred Stock Voting as a Separate Class)			4.	APPROVAL OF THE ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO MARTIN E. JANIS & COMPANY INC.	☐	☐	☐
				5.	APPROVAL OF THE ISSUANCE OF A	☐	☐	☐
☐	FOR ALL NOMINEES				WARRANT TO PURCHASE UP TO 2,500,000 SHARES OF COMMON STOCK
☐	WITHHOLD	( )	Philip S. Sassower		TO LEGEND MERCHANT GROUP
AUTHORITY FOR
	ALL NOMINEES	( )	Andrea Goren	6.	IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN
☐	FOR ALL EXCEPT				JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY
	(See instructions				COME BEFORE THE MEETING
below)
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in
If a nominee is unable or unwilling to serve at the time of election, the persons named as proxies will have the right to vote according to their judgment for another person instead of such unavailable nominee.
		the circle next to each nominee you wish to withhold, as shown here: •		The undersigned hereby revokes any proxy or proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this proxy directly to such person.
Dated:	, 200
Signature of Stockholder

Name of Stockholder

Total Number of Shares of Voting Stock

Total Number of Shares of Series A Preferred Stock (for Holders of Series A Preferred Stock Only)

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Exhibit C

PROPOSAL 3—
APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF
COMMON STOCK AVAILABLE UNDER XPLORE'S AMENDED AND RESTATED
SHARE OPTION PLAN FROM 26,800,000 TO 30,900,000 SHARES

        BE IT RESOLVED, that the amendment to the Amended and Restated Share Option Plan (the "Option Plan") of Xplore Technologies Corp. (the "Company") to increase the maximum number of shares of common stock of the Company which may be issued for all purposes at any time pursuant to the Option Plan from 26,800,000 to 30,900,000, as more particularly described in the Company's Proxy Statement, dated December 21, 2007, is authorized and approved; and be it further

        RESOLVED, that any officer or director of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver any and all agreements, documents and certificates, and to do or cause to be done all such further acts and things, as such officer or director may deem necessary, appropriate or advisable in order to carry out the purpose and intent of the foregoing resolution, and that the authority of such officer or director to act under these resolutions shall be conclusively evidenced by their so acting.

PROPOSAL 4—
APPROVAL OF ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO
MARTIN E. JANIS & COMPANY INC.

        BE IT RESOLVED, that the issuance by Xplore Technologies Corp. (the "Company") to Martin E. Janis & Company Inc. ("Martin Janis") of up to 392,903 shares of common stock of the Company as consideration for services rendered pursuant to an investor relations agreement entered into between Martin Janis and the Company, as more particularly described in the Company's Proxy Statement, dated December 21, 2007, is authorized and approved; and be it further

        RESOLVED, that any officer or director of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver any and all agreements, documents and certificates, and to do or cause to be done all such further acts and things, as such officer or director may deem necessary, appropriate or advisable in order to carry out the purpose and intent of the foregoing resolution, and that the authority of such officer or director to act under these resolutions shall be conclusively evidenced by their so acting.

PROPOSAL 5—
APPROVAL OF ISSUANCE OF WARRANT TO
LEGEND MERCHANT GROUP

        BE IT RESOLVED, that the issuance by Xplore Technologies Corp. (the "Company") to Legend Merchant Group of a warrant to purchase up to 2,500,000 shares of common stock of the Company, as more particularly described in the Company's Proxy Statement, dated December 21, 2007, is authorized and approved; and be it further

        RESOLVED, that any officer or director of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver any and all agreements, documents and certificates, and to do or cause to be done all such further acts and things, as such officer or director may deem necessary, appropriate or advisable in order to carry out the purpose and intent of the foregoing resolution, and that the authority of such officer or director to act under these resolutions shall be conclusively evidenced by their so acting.

C-1

QuickLinks

TABLE OF CONTENTS
PROPOSAL 1— ELECTION OF BOARD OF DIRECTORS
PROPOSAL 2— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3— APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER XPLORE'S AMENDED AND RESTATED SHARE OPTION PLAN FROM 26,800,000 TO 30,900,000 SHARES
PROPOSAL 4— APPROVAL OF ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO MARTIN E. JANIS & COMPANY INC.
PROPOSAL 5— APPROVAL OF ISSUANCE OF WARRANT TO LEGEND MERCHANT GROUP
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2007
Grants of Plan-Based Awards During Fiscal Year 2007
Outstanding Equity Awards at 2007 Fiscal Year-End
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT
PLEASE VOTE—YOUR VOTE IS IMPORTANT.
  Exhibit A
Amended and Restated Share Option Plan
AMENDMENT TO THE XPLORE TECHNOLOGIES CORP. AMENDED AND RESTATED SHARE OPTION PLAN
AMENDMENT TO THE XPLORE TECHNOLOGIES CORP. AMENDED AND RESTATED SHARE OPTION PLAN
  Exhibit B
  Exhibit C
PROPOSAL 3— APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER XPLORE'S AMENDED AND RESTATED SHARE OPTION PLAN FROM 26,800,000 TO 30,900,000 SHARES
PROPOSAL 4— APPROVAL OF ISSUANCE OF UP TO 392,903 SHARES OF COMMON STOCK TO MARTIN E. JANIS & COMPANY INC.
PROPOSAL 5— APPROVAL OF ISSUANCE OF WARRANT TO LEGEND MERCHANT GROUP